Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

IX

(Note:  Data in the tables may not add to totals due to rounding.)

X

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2023 was 15.6 million, or 38.9% of Canada’s population of 40.1 million. Since 2003, the populations of Ontario and Canada have both increased at an average annual rate of 1.2%. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.6% of its population (as of July 1, 2021). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 7.2 million on July 1, 2022.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four- year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 2, 2022. The Progressive Conservative Party currently has 79 seats in the Legislative Assembly, the New Democratic Party of Ontario has 28 seats, the Ontario Liberal Party of Ontario has 9 seats, the Green Party of Ontario has 1 seat, there are 5 Independent seats and there are 2 vacant seats. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some entities have borrowed in their own names in various capital markets, such as Ontario Hydro prior to its restructuring in April 1999, but this practice has become less common.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2022-23, approximately 16.2% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created organizations. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. The performance of organizations controlled by the Province, such as Government Business Enterprises (GBEs), hospitals, school boards and colleges, has a direct impact on the Province’s financial results. For example, as at March 31, 2023, approximately 22.4% (2022, 22.1%) of the Financial Assets of the Province could be attributed to GBEs.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Sustainability, Transparency and Accountability Act, 2019 (the FSTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each fiscal year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FSTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

DETAILS OF REVENUE

For the year ended March 31, 2023

This schedule summarizes the sources of the Province’s revenue by main classification.

	2023 $	2022 $
TAXATION
Personal Income Tax	44,208,950,772	46,749,700,490
Sales Tax	36,091,621,437	30,356,811,914
Corporations Tax	27,790,838,198	25,227,149,098
Employer Health Tax	7,797,401,027	7,223,220,976
Education Property Tax	5,991,403,200	5,713,281,774
Ontario Health Premium	4,444,942,700	4,414,335,133
Land Transfer Tax	4,443,362,079	5,827,126,187
Gasoline Tax	2,103,283,238	2,202,221,352
Tobacco Tax	864,066,343	926,550,834
Electricity Payments-In-Lieu of Taxes	674,000,000	665,500,000
Beer, Wine and Spirits Tax	600,110,872	623,894,410
Fuel Tax	571,137,933	770,718,438
Estate Administration Tax	327,626,793	301,219,576
Ontario Portion of the Federal Cannabis Excise Duty	310,139,901	214,766,702
Corporation Preferred Share Dividend Tax	207,283,330	234,341,536
Provincial Land Tax	41,449,198	37,799,657
Mining Profits Tax	40,440,377	176,217,610
Gross Revenue Charge - Property Tax Component	4,537,866	4,444,751
Race Tracks Tax	3,908,930	3,481,977
Acreage Tax - The Mining Act	1,946,791	1,974,037

TOTAL TAXATION	136,518,450,985	131,674,756,454

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2022–23 is net of $740,134,702 in Ontario tax credits, excluding tax credits reported as expenses.

For 2023, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $49,231; 9.15% for taxable income over $49,231 and up to $98,463; 11.16% for taxable income over $98,463 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2022, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $46,226; 9.15% for taxable income over $46,226 and up to $92,454; 11.16% for taxable income over $92,454 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2021, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $45,142; 9.15% for taxable income over $45,142 and up to $90,287; 11.16% for taxable income over $90,287 and up to

$150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Many Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. These credits are provided at a rate of 10% for eligible dividends and at a rate of 2.9863% for non-eligible dividends.

Those who owe a higher amount of Ontario personal income tax are subject to a surtax. For 2023, the surtax is equal to 20% of Ontario income tax in excess of $5,315, plus 36% of Ontario income tax in excess of $6,802. For 2022, the surtax is equal to 20% of Ontario income tax in excess of $4,991, plus 36% of Ontario income tax in excess of $6,387. For 2021, the surtax is equal to 20% of Ontario income tax in excess of $4,874, plus 36% of Ontario income tax in excess of $6,237.

If a tax filer’s Ontario tax exceeds their threshold amount, the Ontario Tax Reduction may reduce their Ontario tax. For 2023, the basic threshold amount is $274, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $506. For 2022, the basic threshold amount is $257, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $475. For 2021, the basic threshold amount is $251 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $464.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also levies Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,553,086,852.03 in 2022–23 and $2,173,204,342 in 2021–22.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premium tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing and farming is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.2% on the first $500,000 of active business income. The small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million (fully eliminated if more than $15 million for taxation years beginning before April 7, 2022, and fully eliminated if more than $50 million for taxation years beginning on or after April 7, 2022) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the amount of annual Ontario payroll paid by private sector employers, including their associated entities, up to a threshold level. The EHT exemption threshold for 2023 is $1 million. In 2021, the Ontario Government made permanent the temporary increase to the 2020 exemption from $490,000 to $1 million. The exemption will be adjusted for inflation, using the Ontario Consumer Price Index, on January 1, 2029 and, following that, every five years. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Education property taxes are collected from taxpayers by municipalities and remitted to school boards for the purposes of funding a portion of elementary and secondary education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.153% for residential properties, in 2022. Rates for commercial, industrial, pipeline and landfill properties are set for each upper- and single-tier municipality. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $974,675,754 in property tax credits and grants in 2022–23 and $1,362,526,751 in 2021–22. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Ontario Health Premium (OHP) helps ensure the government’s ability to make investments in the province’s health care system. OHP supports expenditure in all areas of the health sector and is not earmarked by program area. In 2022–23, OHP revenue increased by $31 million to $4,445 million, up from $4,414 million in 2021–22. During the same period, expenses in the health sector increased by $2,737 million to $78,490 million, up from $75,753 million in 2021–22.

In 2022–23, revenue from the health premium was $4,445 million, or 5.7 per cent of the $78,490 million in total expenses for the health sector. This compares to $4,414 million or 5.8 per cent of $75,753 million in 2021–22. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2021–22 and 2022–23 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the Health Care Sector: OHP Revenue as a Share of Total Health Expenditures Applied Proportionately Across Expense Areas
($ Millions)	2022–23 5.7%	2021–22[1] 5.8%
Hospitals	1,332	1,388
OHIP	1,019	989
Home & Community Care and Mental Health & Addiction Services	444	431
Long–Term Care Homes	400	395
Ontario Drug Programs	314	310
Public Health, Cancer Treatment & Screening and Other	936	901
Total	4,445	4,414

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is:

•	when taxable income is less than or equal to $20,000, the premium is $0

•	when taxable income is greater than $20,000 and less than or equal to $36,000, the premium is equal to the lesser of (i) $300 and (ii) 6% of taxable income greater than $20,000

•	when taxable income is greater than $36,000 and less than or equal to $48,000, the premium is equal to the lesser of (i) $450 and (ii) $300 plus 6% of taxable income greater than $36,000

•	when taxable income is greater than $48,000 and less than or equal to $72,000, the premium is equal to the lesser of (i) $600, and (ii) $450 plus 25% of taxable income greater than $48,000

•	when taxable income is greater than $72,000 and less than or equal to $200,000, the premium is equal to the lesser of (i) $750 and (ii) $600 plus 25% of taxable income greater than $72,000 and

•	when taxable income is greater than $200,000, the premium is equal to the lesser of (i) $900 and (ii) $750 plus 25% of taxable income greater than $200,000.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. An additional Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property by (foreign entities) individuals who are not citizens or permanent residents of Canada and foreign corporations and taxable trustees.

[1]	Amounts restated to reflect changes in calculations of published information for 2021–22.

Non-Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility requirements. The Non-Resident Speculation Tax rate was increased from 20% to 25%, effective October 25, 2022. Binding agreements of purchase and sale entered into before October 25, 2022, may be eligible for relieving transitional provisions.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre (temporarily reduced to 9 cents per litre from July 1, 2022 to December 31, 2023 and legislation providing for a further extension of the reduction until June 30, 2024 was introduced on November 2, 2023). The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre, except in Northern Ontario (the geographic areas of Algoma, Cochrane, Kenora, Manitoulin, Nipissing, Parry Sound, Rainy River, Sudbury, Thunder Bay and Timiskaming) where the tax rate is 2.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Tobacco Tax covers all forms of tobacco products. The specific tax rate is 18.475 cents per cigarette or per gram or part gram of fine cut tobacco and all other tobacco products except cigars. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate is 14.3 cents per litre (temporarily reduced to 9 cents per litre from July 1, 2022 to December 31, 2023 and legislation providing for a further extension of the reduction until June 30, 2024 was introduced on November 2, 2023). The tax rate is 4.5 cents per litre for fuel used in railway equipment. Fuel Tax is pre-collected by registered collectors and importers.

Beer, Wine and Spirits Taxes apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the alcohol product. Beer taxes apply on purchases of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes apply on purchases of wine and wine coolers from on and off-site winery retail stores. Spirits taxes apply on purchases of spirits and spirits coolers from a spirits manufacturer’s on-site store.

Ontario Power Generation Inc. and its subsidiaries and municipal electricity utilities that are exempt from regular corporate income taxes are liable to make payments in lieu of federal and provincial corporate tax (PILs) to the Ontario Electricity Financial Corporation (OEFC). PILs are equal to regular federal and Ontario corporate income taxes that are levied under the Income Tax Act (Canada), the Corporations Tax Act and the Taxation Act, 2007 on entities that are not tax exempt.

OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

Ontario Power Generation (OPG), Hydro One and municipal electricity utilities also make payments in lieu of additional municipal and school taxes to the OEFC.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee (referred to as an “estate certificate”) by an Ontario court. There is no tax payable if the value of the estate is $50,000 or less. For estates valued over $50,000, the amount of tax is equal to $15 for each $1,000 (or part thereof) of the value of the estate exceeding $50,000.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

Provincial Land Tax is levied on land in areas outside of municipal boundaries at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified as defined by the Assessment Act.

The Cannabis Excise Duty is levied by the federal government on cannabis products, payable by the federal licensee that packages the cannabis products (typically the producer) or, in the case of imports, payable by the importer, owner or other person liable under the Customs Act (Canada). The federal government is responsible for the collection and administration of the tax. For dried cannabis flower, the excise duty rate is the greater of $1/gram or 10% of the federal licensee’s selling price for the packaged product when delivered to a purchaser, and for edibles, extracts and topicals, the excise duty rate is $0.01 per milligram of tetrahydrocannabinol (THC). Different rates apply for other product types. Ontario receives 75% of the excise duty collected on cannabis products intended for sale in Ontario, plus an additional sales tax adjustment of 3.9% on the federal licensee’s selling price.

Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced the Gross Revenue Charge (GRC), which is levied on the gross revenues of hydro-electric generating stations.

The Property Tax component of the GRC payable to the OEFC is included as PILs on consolidation to the Province and the Property Tax component of the GRC payable to the Province is reported under Taxation revenue. The Water Rental component of the GRC is included under Other Revenue – Royalties.

The Race Tracks Tax is levied at the rate of 0.5% on all wagers made in Ontario, and is collected and remitted to the Province.

The Mining Land Tax is a tax levied under the Mining Act, on lands or mining rights liable under the Act, at a rate of $4 per hectare per year.

	2023 $	2022 $
GOVERNMENT OF CANADA
Canada Health Transfer	17,524,903,200	16,730,071,440
Canada Social Transfer	6,178,384,000	6,002,910,000
Canada-Wide Early Learning and Childcare	1,272,072,005	—
Labour Market Development Agreement	790,049,286	768,422,198
Infrastructure Programs	768,630,062	561,757,689
Direct Transfers to Broader Public Sector Organizations	530,475,510	438,917,719
Home Care and Mental Health	465,742,194	581,481,725
Workforce Development Agreement	390,812,114	708,269,356
Indian Welfare Services Agreement	342,115,599	332,843,464
Early Learning and Childcare	270,375,905	218,812,214
Social Housing	263,273,241	305,394,117
Bilingualism Development	163,167,353	121,146,170
Youth Criminal Justice	66,959,720	66,936,548
Legal Aid - Criminal	61,190,384	93,279,487
Canadian Agricultural Partnership	50,731,501	48,951,903
Student Assistance	25,395,383	25,065,561
Immigration Holds Agreement	5,818,747	8,288,903
Other	2,093,866,945	3,594,442,547

TOTAL GOVERNMENT OF CANADA	31,263,963,150	30,606,991,041

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014–15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007–08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

In March 2022, Ontario reached a six-year, $13.2 billion Canada-Ontario Canada-wide Early Learning and Child Care (CWELCC) agreement with the federal government to make high-quality child care more affordable, accessible and inclusive for Ontario’s families. In April 2022, fees for eligible children in participating licensed child care were reduced by up to 25 per cent, through retroactive rebates to parents between May and December. In December 2022, fees for families were further lowered by up to 50 per cent. Child care fees will be further reduced for children under the age of six to an average of $10 per day by end of fiscal year 2025 to 2026.

The Labour Market Development Agreement (LMDA) provides funding to Ontario to support the design and delivery of employment and training programs to benefit insured participants (as defined in Part II of Canada’s Employment Insurance Act) and to fund support measures to help clients obtain employment, facilitate labour market partnerships and support research and innovation activities. The LMDA is an ongoing agreement. Additional funding secured through the 2017–18 renegotiation of the agreement expired in 2022–23. One additional year of the top-up funding was secured for 2023–24.

Infrastructure funding to Ontario is provided through the Investing in Canada Infrastructure Program, agreement for the Investment in Affordable Housing, Post-Secondary Institutions Strategic Investment Fund, Building Canada Fund, Clean Water and Wastewater Fund, Public Transit Infrastructure Fund and other federal provincial infrastructure programs. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit, affordable housing and water systems.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

Targeted federal funding for access to home and community care and mental health and addictions services is provided to Ontario, beginning in 2017–18, over a 10-year period. This funding is guided by a Common Statement of Principles on Shared Health Priorities that all provinces and territories agreed on.

The Workforce Development Agreement (WDA) funds training and skills development for Ontarians, including those in need of essential skills development, and programming for people with disabilities, youth, newcomers and adult learners. Additional funding secured through the 2017–18 renegotiation of the agreement expired in 2022–23. One additional year of the top-up funding was secured for 2023–24. In 2020–21, additional one-time funding was provided to provinces and territories to offer Canadians the skills training and employment support they need, as part of COVID-19 recovery efforts. Funding is recorded in 2020–21 and 2021–22.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement, 1965) is a bilateral cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred to provide eligible social services to status First Nation individuals living on reserve (and off reserve for up to 12 months). The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve, and to those who have moved off reserve for up to one year, eligible social services programs that are available to the population of the province not living on reserve. As this is a bilateral agreement between Canada and Ontario, First Nations are not signatories to the Agreement. The Agreement outlines a formula to determine Canada’s financial contribution for services in four program areas outlined in the Agreement, that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

In June 2017, Ontario signed the Early Learning and Child Care (ELCC) Agreement. Ontario’s Action Plan under the ELCC supports a shared commitment by the Ontario and Federal governments to provide investments in early learning and child care to increase quality, accessibility, affordability, flexibility, and inclusivity, with prioritization for children aged 0-6 years old. In August 2021, the current ELCC agreement was renewed for four additional years, from April 1, 2021, to March 31, 2025. Under the renewed agreement, Ontario will receive a total of $764.5 million in federal funding over four years.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low- rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

Bilingualism Development reimbursements are the federal government’s portion of the costs of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Youth justice programs are ongoing and mandated under the federal Youth Criminal Justice Act. Programs are delivered by the Ministry of Children, Community and Social Services and/or Transfer Payment Partners. As the administration of justice is a joint responsibility between the federal government and the provinces and territories, a portion of the Ontario expenditures are submitted for funding support through a Contribution Agreement with federal Department of Justice on an annual basis.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

The Canadian Agricultural Partnership (CAP) is a five-year federal-provincial-territorial commitment to support Ontario’s agri-food and agri-products sectors that focuses on the key priority areas of economic development, environmental stewardship, and protection and assurance. CAP came into effect on April 1, 2018 and replaced Growing Forward 2.

Student Assistance includes the Canada Student Grant for Services and Equipment for Students with Permanent Disabilities and the administration of Canada Student Loans Program.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Other payments from the federal government included, among others:

a)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, Exchange of Services Agreement, and Canadian Families Justice Fund for family law services;

b)	Annual subsidies under the Constitution Act, 1907;

c)	Interest on the Common School Fund.

d)	One-time in-kind PPE support.

e)

One-time COVID-19 assistance such as additional health funding for COVID-19 recovery, Safe Clean Air top-up to Safe Return to Class Fund, Transit and Shelter funding, as well as in-kind PPE and COVID-19 rapid antigen tests support.

FEES, DONATIONS AND OTHER REVENUES FROM BROADER PUBLIC SECTOR ORGANIZATIONS	2023 $	2022 $
Hospitals	4,764,894,870	4,410,774,533
School Boards	1,377,907,887	1,239,189,502
Colleges	5,156,187,646	4,036,744,607
Children’s Aid Societies[1]	193,137,963	—

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM BROADER PUBLIC SECTOR ORGANIZATIONS	11,492,128,366	9,687,688,559

1 In 2022–23, Children’s Aid Societies are consolidated into the Ministry of Children, Community and Social Services.

Fees, Donations and Other Revenues from Hospitals, School Boards, Colleges and Children’s Aid Societies (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

INCOME FROM GOVERNMENT ENTERPRISES	2023 $	2022 $

Ontario Lottery and Gaming Corporation	2,504,635,000	1,561,401,000
Liquor Control Board of Ontario	2,457,257,000	2,543,284,000
Hydro One Limited	485,622,731	478,444,524
Ontario Power Generation Inc	364,000,000	1,672,000,000
Ontario Cannabis Retail Corporation	234,360,792	186,094,654
iGaming Ontario	87,223,000	—

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	6,133,098,523	6,441,224,178

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, casinos, electronic bingo, and its internet gaming site OLG.ca. Private service providers have taken over daily operations of most of OLG casinos in order to optimize revenue and increase operational efficiencies.

The Liquor Control Board of Ontario (LCBO) regulates the purchase, sale and distribution of liquor for home consumption and liquor sales to licensed establishments through LCBO stores, Brewers Retail stores and winery retail stores throughout Ontario. The LCBO buys wine and liquor products for resale to the public, tests all products sold and establishes prices for beer, wine and spirits.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Ontario Cannabis Retail Corporation (OCRC), operating as the Ontario Cannabis Store (OCS), is the provincial online retailer of recreational cannabis and the exclusive wholesaler of recreational cannabis to the Province’s authorized private retail stores. Its net income is generated from the sale of recreational cannabis.

On April 4, 2022, iGaming Ontario (iGO) launched the new market for online gaming in Ontario. iGO is responsible for conducting and managing the online gaming schemes in accordance with the Criminal Code (Canada) and the Gaming Control Act, 1992.

	2023 $	2022[1] $
OTHER REVENUE
Sales and Rentals	1,227,266,080	1,046,205,245

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,251,376,056	33,009,318
Other Fees and Licences:
Personal Property Security Act	62,313,361	54,160,526
Companies - Incorporations	29,680,719	30,837,990
Local Registrars	13,669,026	12,010,872
Gaming Revenues	3,213,272	3,123,904
Drive Clean	454,350	1,889,265
Other	1,114,421,605	912,704,626

Total Fees, Licences and Permits	2,475,128,389	1,047,736,501

Royalties:
Gross Revenue Charge - Water Rental Component	120,138,119	113,365,597
Teranet - Polaris Royalties	46,497,125	51,783,812
Crown Charges - Forestry	107,228,641	235,894,888
Other Royalties	60,812,563	67,322,980

Total Royalties	334,676,447	468,367,277

Recovery of Prior Years’ Expenditures	1,172,414,727	1,430,396,104

Reimbursement of Expenditures	1,031,483,345	1,232,886,718

Miscellaneous:
Independent Electricity System Operator Revenue	214,224,271	221,893,580
Fines and Penalties	72,162,075	68,730,726
Power Supply Contract Recoveries	47,972,000	66,760,000
Net Reduction of Power Purchase Contracts	—	5,000,000
Other	904,184,358	1,129,363,871

Total Miscellaneous	1,238,542,704	1,491,748,177

TOTAL OTHER REVENUE	7,479,511,691	6,717,340,022

1 Restated actual due to the consolidation Pension Benefits Guarantee Fund (PBGF) in 2022–23.

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are primarily for the authorization to operate a heavy commercial vehicle on a public road and includes permits and plates fees for all vehicles. For heavy commercial vehicles the current fee ranges from $265.25-$4,693.00. Carrier fees include commercial vehicle operator registration certificates and driver fees consist primarily of driver licence renewals.

Personal Property Security Registration service fees are remittances for the registration of security interests and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

Companies’ service fees are remittances for registration and search services pertaining to corporations, limited partnerships and other unincorporated entities. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering operators, gaming-related and non-gaming-related suppliers, trade unions and gaming employees of gaming sites for the charitable, commercial and iGaming sectors. Also included are fees for issuing lottery licenses to eligible charitable and/or religious organizations.

Effective January 1, 2001, holders of water power leases are required to pay a water rental charge calculated at a rate of 9.5 per cent on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on page 1-5.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003–04. In 2010–11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50-year extension beyond the original term. $1 billion in cash was received from Teranet in 2010–11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount is represented as deferred royalties to be amortized over a 56-year period from fiscal 2011–12 to 2066–67. The annual amortization for the extension is $18 million.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues and is paid quarterly. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2022–23, the Province reported a total of $46.5 million ($51.8 million in 2021–22) in royalty revenue from Teranet.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2022–2023 was set at $5.25, or $0.69 or zero (for bioproducts only) per cubic metre depending on the tree species and commodity group. The $0.69 per cubic metre rates were assessed on timber species that are in over-supply due to relatively low market value, have limited application, and/or are harvested primarily for forest improvement purposes. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $72.46 per cubic metre, depending on different species groups and product sectors.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2022–2023 the FRI rate was set at either $2.50 or $0.69, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses, until a targeted $10 million contribution to the FRI account is achieved. After reaching the intended $10 million level, the FRI charge is set to zero.1 The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the OEFC, the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded on a discounted cash-flow basis. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the decision was made to amortize the liability to revenue over the period when most existing electricity contracts expire with the liability fully eliminated in fiscal 2021–22.

The Net Reduction of Power Purchase Contracts represented the effective elimination over time of the power purchase contract liability. The amount reflected the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2023	2022*
TOTAL REVENUES	$192,887,152,715	$185,128,000,254

*Restated actual due to the consolidation Pension Benefits Guarantee Fund (PBGF) in 2022–23.

[1]	The only exception to this rule is bioproducts sector, for which FRI is collected at the rate of $0.59/m3 throughout the fiscal year.

SUMMARY OF REVENUE BY MAIN

For the year ended

Ministry	Taxation $	Government of Canada $	Income from Government Enterprises $	Reimbursement of Expenditures $	Fees, Licences and Permits $	Sales and Rentals $
Agriculture, Food and Rural Affairs	—	51,833,818	—	62,536	366,555	—
Assembly, Office of the	—	—	—	—	—	73,542
Attorney General	—	81,738,261	—	83,441,500	138,317,206	133,794
Cabinet Office	—	—	—	—	184	—
Chief Electoral Officer, Office of the	—	—	—	—	—	—
Children, Community and Social Services	—	463,870,862	—	13,679,975	957,865	44
Citizenship and Multiculturalism	—	—	—	—	—	—
Colleges and Universities	—	132,806,137	—	681,110	2,270,436	—
Economic Development, Job Creation and Trade	—	—	—	—	1,199,060	36,785
Education	—	1,779,845,195	—	—	1,043,593	—
Energy	—	—	315,850,306	—	2,205	6,004,397
Environment, Conservation and Parks	—	2,336,506	—	1,195,331	12,883,505	—
Finance	135,542,882,241	24,487,695,066	5,161,161,000	143,968,512	75,904,581	—
Francophone Affairs	—	1,470,000	—	—	—	—
Government and Consumer Services	—	5,793,488	—	874,152	266,405,885	176,862,632
Health	—	1,085,541,746	—	24,488,024	9,534,630	—
Heritage, Sport, Tourism and Culture Industries	—	1,128,228	—	—	279,834	952,923
Indigenous Affairs	—	—	—	—	720	—
Infrastructure	—	277,983,106	—	—	270	—
Labour, Training and Skills Development	—	1,089,316,166	—	254,559,797	12,223,752	2,200
Long-Term Care	—	16,411,907	—	—	186,225	—
Municipal Affairs and Housing	—	571,946,307	—	20,484,634	1,871,548	264,722
Northern Development, Mines, Natural Resources and Forestry	1,946,791	6,328,256	—	4,689,388	18,908,264	8,569,818
Ombudsman Ontario	—	—	—	—	—	—
Seniors and Accessibility	—	—	—	—	—	—
Solicitor General	—	55,520,066	—	483,123,962	38,680,385	208,457
Transportation	—	504,184,738	—	50,400	1,337,140,345	18,155,184
Treasury Board Secretariat	—	—	—	—	345	—
Total Ministries Before Consolidation	135,544,829,032	30,615,749,852	5,477,011,306	1,031,299,321	1,918,177,394	211,264,496
Consolidation and Other Adjustments	973,621,953	648,213,298	656,087,218	184,024	556,950,995	1,016,001,584
Per Consolidated Financial Statements	136,518,450,985	31,263,963,150	6,133,098,523	1,031,483,345	2,475,128,389	1,227,266,080

Note:  Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY

March 31, 2023

Royalties $	Recovery of Prior Years’ Expenditures $	Miscellaneous $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Post-Consolidated Results $	Ministry
—	5,067,989	5,972,326	63,303,223	263,703,230	327,006,453	Agriculture, Food and Rural Affairs
—	251,505	1,033,393	1,358,440	—	1,358,440	Assembly, Office of the
—	6,293,528	140,533,493	450,457,782	368,682,762	819,140,544	Attorney General
—	283,002	1	283,187	—	283,187	Cabinet Office
—	—	948,860	948,860	—	948,860	Chief Electoral Officer, Office of the
—	244,674,452	13,097,845	736,281,044	186,541,166	922,822,209	Children, Community and Social Services
—	156,152	—	156,152	—	156,152	Citizenship and Multiculturalism
—	94,569,230	5,369,842	235,696,755	5,204,358,800	5,440,055,554	Colleges and Universities
727,804	43,721,900	15,076,072	60,761,621	378,921	61,140,542	Economic Development, Job Creation and Trade
—	196,231,420	2,190,376	1,979,310,584	1,224,727,450	3,204,038,034	Education
—	45,691,749	21,088,595	388,637,252	797,576,668	1,186,213,920	Energy
—	15,800,911	37,764	32,254,017	389,250,828	421,504,845	Environment, Conservation and Parks
46,497,125	22,808,763	30,451,756	165,511,369,045	1,555,620,139	167,066,989,184	Finance
—	44,709	43	1,514,752	—	1,514,752	Francophone Affairs
—	5,311,409	56,736,338	511,983,904	(157,525,439)	354,458,465	Government and Consumer Services
—	630,271,256	1,128,193	1,750,963,847	4,806,798,528	6,557,762,376	Health
—	18,532,874	2,214	20,896,073	301,584,744	322,480,817	Heritage, Sport, Tourism and Culture Industries
—	4,698,630	41,756	4,741,106	—	4,741,106	Indigenous Affairs
—	5,300,941	326,005	283,610,322	31,733,853	315,344,175	Infrastructure
—	143,873,940	43,727,808	1,543,703,662	(67,194,932)	1,476,508,730	Labour, Training and Skills Development
—	45,642,691	157,964	62,398,786	(12,022,589)	50,376,197	Long-Term Care
—	5,959,007	32,835	600,559,052	796,655	601,355,707	Municipal Affairs and Housing
240,042,081	23,464,087	9,909,361	313,858,046	145,172,020	459,030,066	Northern Development, Mines, Natural Resources and Forestry
—	171,746	193,854	365,599	—	365,599	Ombudsman Ontario
—	4,610,811	1,096	4,611,907	—	4,611,907	Seniors and Accessibility
—	10,240,980	1,456,954	589,230,803	—	589,230,803	Solicitor General
—	59,829,624	20,023,501	1,939,383,792	591,287,410	2,530,671,202	Transportation
—	167,042,542	—	167,042,888	—	167,042,888	Treasury Board Secretariat
287,267,009	1,800,545,846	369,538,244	177,255,682,499	—	—	Total Ministries Before Consolidation
47,409,438	(628,131,120)	12,361,132,825	—	15,631,470,216	—	Consolidation and Other Adjustments
334,676,447	1,172,414,727	12,730,671,069	—	—	192,887,152,715	Per Consolidated Financial Statements

SUMMARY OF EXPENSES BY STANDARD

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	85,141,345	13,185,246	2,162,768	28,714,550	682,084
Assembly, Office of the	102,587,961	29,510,999	5,663,721	37,297,698	10,120,667
Attorney General	897,419,298	120,397,595	21,808,773	378,305,220	11,411,465
Auditor General, Office of the	16,054,845	3,997,533	237,504	5,629,818	891,933
Cabinet Office	34,059,570	4,747,125	498,360	3,426,468	253,366
Chief Electoral Officer, Office of the	12,376,836	2,691,746	19,109	384,439	8,050
Children, Community and Social Services	484,282,125	89,325,979	13,452,185	168,443,380	8,915,752
Citizenship and Multiculturalism	11,484,620	1,561,442	159,102	4,584,169	82,436
Colleges and Universities	35,319,023	5,314,315	638,150	24,017,051	119,634
Economic Development, Job Creation and Trade	59,518,080	8,181,740	1,198,423	29,651,828	331,704
Education	160,451,555	24,294,907	1,834,789	81,992,153	4,295,280
Energy	19,319,897	2,886,317	257,522	6,770,922	74,950
Environment, Conservation and Parks	183,228,251	29,842,889	2,892,601	69,051,254	11,643,308
Finance	128,889,386	19,839,824	3,255,831	198,161,342	2,416,677
Francophone Affairs	2,318,648	331,649	51,344	2,259,629	4,629
Government and Consumer Services	312,160,953	51,192,773	33,498,107	863,231,853	(11,725,948)
Health	296,049,059	52,062,043	10,885,470	373,108,411	4,894,809
Heritage, Sport, Tourism and Culture Industries	44,828,770	7,016,495	1,026,258	32,880,814	2,282,788
Indigenous Affairs	17,363,244	2,347,146	518,623	14,016,535	132,859
Infrastructure	22,294,324	3,293,943	175,002	25,617,155	58,653
Labour, Training and Skills Development	231,620,899	38,951,174	4,314,339	67,281,079	1,697,758
Lieutenant Governor, Office of the	1,353,300	161,626	35,818	151,420	70,156
Long-Term Care	51,901,932	8,479,959	1,830,125	18,800,777	100,624
Municipal Affairs and Housing	43,999,448	6,580,298	514,249	12,408,824	118,450
Northern Development, Mines, Natural Resources and Forestry	265,958,402	46,339,195	11,136,438	313,130,288	31,876,186
Ombudsman Ontario	14,308,320	4,180,710	325,886	4,573,101	668,828
Premier, Office of the	2,112,961	232,836	192,878	(131,131)	22,705
Seniors and Accessibility	15,494,050	2,001,500	168,129	3,523,115	58,912
Solicitor General	1,995,537,874	354,592,057	82,690,661	591,327,606	189,941,137
Transportation	229,934,167	39,276,271	6,668,749	874,840,597	49,108,277
Treasury Board Secretariat	152,846,462	1,249,197,947	1,331,562	42,689,419	431,673
	5,930,215,604	2,222,015,280	209,442,475	4,276,139,782	320,989,802
Expense Reclassification**	271,832,272	34,347,636	49,135,704	(365,509,230)	10,193,618
Total Ministries Before Consolidation	6,202,047,877	2,256,362,916	258,578,180	3,910,630,552	331,183,420
Consolidation and Other Adjustments	46,761,279,991	11,638,656,708	458,581,378	11,195,844,206	9,281,925,291
Per Consolidated Financial Statements	52,963,327,867	13,895,019,624	717,159,558	15,106,474,758	9,613,108,710

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Info. & Info. Tech. Cluster (Ministries of Education, Solicitor General, Treasury Board Secretariat) and Enterprise I & IT, Ontario Shared Services, Government Services Integration Cluster (Ministry of Government and Consumer Services).

Note:  Numbers may not add due to rounding.

ACCOUNTS CLASSIFICATION AND MINISTRY*

March 31, 2023

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments[2] $	Per Consolidated Financial Statements $	Ministry
488,158,231	315,668	618,359,892	214,119,861	832,479,753	Agriculture, Food and Rural Affairs
292,120	—	185,473,166	(12,867,948)	172,605,218	Assembly, Office of the
385,126,553	203,619,609	2,018,088,511	(94,435,952)	1,923,652,559	Attorney General
12,000	—	26,823,634	(1,379,611)	25,444,022	Auditor General, Office of the
—	—	42,984,890	—	42,984,890	Cabinet Office
—	156,619,041	172,099,220	(1,306,704)	170,792,516	Chief Electoral Officer, Office of the
17,362,085,625	102,848,226	18,229,353,271	(89,479,348)	18,139,873,924	Children, Community and Social Services
31,366,358	—	49,238,125	—	49,238,125	Citizenship and Multiculturalism
6,593,007,222	60,570,735	6,718,986,129	4,902,185,434	11,621,171,563	Colleges and Universities
977,437,001	2,038,436	1,078,357,210	1,846,469	1,080,203,678	Economic Development, Job Creation and Trade
34,276,362,685	8,733,452	34,557,964,822	1,643,917,934	36,201,882,755	Education
5,847,446,331	1,601,431	5,878,357,369	221,847,253	6,100,204,623	Energy
69,112,926	13,439,907	379,211,136	364,865,373	744,076,509	Environment, Conservation and Parks
717,006,133	12,908,283,878	13,977,853,070	223,773,738	14,201,626,809	Finance
2,766,505	—	7,732,403	—	7,732,403	Francophone Affairs
53,130,977	459,777,503	1,761,266,219	657,911,566	2,419,177,784	Government and Consumer Services
64,936,464,448	1,341,220,886	67,014,685,127	9,029,789,820	76,044,474,946	Health
1,601,178,531	—	1,689,213,656	272,991,185	1,962,204,841	Heritage, Sport, Tourism and Culture Industries
6,350,639,596	—	6,385,018,003	(645,268)	6,384,372,735	Indigenous Affairs
963,115,682	—	1,014,554,760	164,432,020	1,178,986,780	Infrastructure
1,799,759,146	4,155,974	2,147,780,370	(381,114,221)	1,766,666,149	Labour, Training and Skills Development
—	155,800	1,928,121	—	1,928,121	Lieutenant Governor, Office of the
7,119,484,630	—	7,200,598,048	(4,754,810,667)	2,445,787,380	Long-Term Care
1,497,912,081	3,034,016	1,564,567,366	(1,555,524)	1,563,011,841	Municipal Affairs and Housing
421,001,409	407,921,943	1,497,363,861	111,246,212	1,608,610,073	Northern Development, Mines, Natural Resources and Forestry
—	—	24,056,845	(1,215,253)	22,841,592	Ombudsman Ontario
—	—	2,430,248	—	2,430,248	Premier, Office of the
216,037,527	—	237,283,233	—	237,283,233	Seniors and Accessibility
461,020,776	115,538,587	3,790,648,699	(295,878,666)	3,494,770,033	Solicitor General
7,569,452,922	1,208,579,959	9,977,860,942	(3,356,661,940)	6,621,199,002	Transportation
1,142,862	9,918,900	1,457,558,824	224,403,752	1,681,962,575	Treasury Board Secretariat
159,740,520,277	17,008,373,949	189,707,697,169	9,041,979,514	198,749,676,683
—	—	—	—	—	Expense Reclassification
159,740,520,277	17,008,373,949	189,707,697,169	—	—	Total Ministries Before Consolidation
(77,892,706,937)	7,598,398,877	—	9,041,979,514	—	Consolidation and Other Adjustments
81,847,813,340	24,606,772,826	—	—	198,749,676,683	Per Consolidated Financial Statements

1	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2022–23 were issued.
2

There were adjustments made to the 2022–23 ministries’ actual to record increased liabilities or contingent liabilities. Ministries could not charge these amounts to an appropriation for the 2022–23 fiscal year but will seek the necessary appropriation in fiscal 2023–24.

SUMMARY OF EXPENSES BY STANDARD ACCOUNT

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	85,141,345	13,185,246	2,162,768	28,714,550	682,084
Assembly, Office of the	102,587,961	29,510,999	5,663,721	37,297,698	10,120,667
Attorney General	897,419,298	120,397,595	21,808,773	378,305,220	11,411,465
Auditor General, Office of the	16,054,845	3,997,533	237,504	5,629,818	891,933
Cabinet Office	34,059,570	4,747,125	498,360	3,426,468	253,366
Chief Electoral Officer, Office of the	12,376,836	2,691,746	19,109	384,439	8,050
Children, Community and Social Services	484,282,125	89,325,979	13,452,185	168,443,380	8,915,752
Citizenship and Multiculturalism	11,484,620	1,561,442	159,102	4,584,169	82,436
Colleges and Universities	35,319,023	5,314,315	638,150	24,017,051	119,634
Economic Development, Job Creation and Trade	59,518,080	8,181,740	1,198,423	29,651,828	331,704
Education	160,451,555	24,294,907	1,834,789	81,992,153	4,295,280
Energy	19,319,897	2,886,317	257,522	6,770,922	74,950
Environment, Conservation and Parks	183,228,251	29,842,889	2,796,984	64,502,144	9,060,856
Finance	128,889,386	19,839,824	3,255,831	198,161,342	2,416,677
Francophone Affairs	2,318,648	331,649	51,344	2,259,629	4,629
Government and Consumer Services	312,160,953	51,192,773	33,490,082	678,120,807	(11,725,948)
Health	296,049,059	52,062,043	10,885,470	373,108,411	4,894,809
Heritage, Sport, Tourism and Culture Industries	44,828,770	7,016,495	1,026,258	8,849,015	1,612,303
Indigenous Affairs	17,363,244	2,347,146	518,623	14,016,535	132,859
Infrastructure	22,294,324	3,293,943	175,002	25,617,155	58,653
Labour, Training and Skills Development	231,620,899	38,951,174	4,314,339	67,281,079	1,697,758
Lieutenant Governor, Office of the	1,353,300	161,626	35,818	151,420	70,156
Long-Term Care	51,901,932	8,479,959	1,830,125	18,800,777	100,624
Municipal Affairs and Housing	43,999,448	6,580,298	514,249	12,408,824	118,450
Northern Development, Mines, Natural Resources and Forestry	265,958,402	46,339,195	11,000,002	172,537,819	24,020,364
Ombudsman Ontario	14,308,320	4,180,710	325,886	4,573,101	668,828
Premier, Office of the	2,112,961	232,836	192,878	(131,131)	22,705
Seniors and Accessibility	15,494,050	2,001,500	168,129	3,523,115	58,912
Solicitor General	1,995,537,874	354,592,057	82,690,661	556,412,066	189,941,006
Transportation	229,934,167	39,276,271	6,664,069	872,000,561	44,929,328
Treasury Board Secretariat	152,846,462	1,249,197,947	1,331,562	42,689,419	431,673
	5,930,215,604	2,222,015,280	209,197,718	3,884,099,782	305,701,964
Expense Reclassification**	271,832,272	34,347,636	49,135,704	(365,509,230)	10,193,618
Total Ministries Before Consolidation	6,202,047,877	2,256,362,916	258,333,422	3,518,590,552	315,895,581
Consolidation and Other Adjustments	46,761,279,991	11,638,656,708	458,581,378	11,434,497,597	9,281,925,291
Per Consolidated Financial Statements	52,963,327,867	13,895,019,624	716,914,800	14,953,088,149	9,597,820,872

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Info. & Info. Tech. Cluster (Ministries of Education, Solicitor General, Treasury Board Secretariat) and Enterprise I & IT, Ontario Shared Services, Government Services Integration Cluster (Ministry of Government and Consumer Services).

Note:   Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – OPERATING*

March 31, 2023

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments[2] $	Per Consolidated Financial Statements $	Ministry
480,658,231	315,668	610,859,892	214,966,220	825,826,111	Agriculture, Food and Rural Affairs
292,120	—	185,473,166	(12,867,948)	172,605,218	Assembly, Office of the
385,126,553	147,376,685	1,961,845,588	(97,116,185)	1,864,729,403	Attorney General
12,000	—	26,823,634	(1,379,611)	25,444,022	Auditor General, Office of the
—	—	42,984,890	—	42,984,890	Cabinet Office
—	156,619,041	172,099,220	(1,306,704)	170,792,516	Chief Electoral Officer, Office of the
17,296,761,474	63,520,568	18,124,701,462	(102,492,600)	18,022,208,863	Children, Community and Social Services
31,366,358	—	49,238,125	—	49,238,125	Citizenship and Multiculturalism
6,312,662,898	54,792,130	6,432,863,200	4,616,070,082	11,048,933,282	Colleges and Universities
977,437,001	2,038,436	1,078,357,210	1,846,469	1,080,203,678	Economic Development, Job Creation and Trade
32,484,410,988	2	32,757,279,675	1,711,053,114	34,468,332,789	Education
5,847,446,331	1,601,431	5,878,357,369	199,673,293	6,078,030,662	Energy
43,456,106	65,900	332,953,129	362,079,462	695,032,592	Environment, Conservation and Parks
717,006,133	12,908,283,878	13,977,853,070	214,913,104	14,192,766,175	Finance
2,766,505	—	7,732,403	—	7,732,403	Francophone Affairs
53,130,977	437,190,447	1,553,560,092	537,399,119	2,090,959,211	Government and Consumer Services
63,594,239,662	1,324,327,084	65,655,566,538	8,175,987,679	73,831,554,217	Health
1,572,218,162	—	1,635,551,003	261,475,506	1,897,026,509	Heritage, Sport, Tourism and Culture Industries
6,344,915,154	—	6,379,293,561	(645,268)	6,378,648,293	Indigenous Affairs
306,494	—	51,745,572	161,974,256	213,719,828	Infrastructure
1,745,145,389	313,493	2,089,324,132	(357,134,961)	1,732,189,171	Labour, Training and Skills Development
—	155,800	1,928,121	—	1,928,121	Lieutenant Governor, Office of the
7,067,927,791	—	7,149,041,209	(4,703,253,828)	2,445,787,380	Long-Term Care
1,247,550,256	2,429,617	1,313,601,142	(1,555,524)	1,312,045,617	Municipal Affairs and Housing
349,597,006	6,882,686	876,335,473	155,732,333	1,032,067,806	Northern Development, Mines, Natural Resources and Forestry
—	—	24,056,845	(1,215,253)	22,841,592	Ombudsman Ontario
—	—	2,430,248	—	2,430,248	Premier, Office of the
216,037,527	—	237,283,233	—	237,283,233	Seniors and Accessibility
450,543,879	53,147,899	3,682,865,443	(229,503,031)	3,453,362,412	Solicitor General
1,670,674,367	3,260	2,863,482,023	884,797,561	3,748,279,585	Transportation
1,142,862	9,918,900	1,457,558,824	224,403,752	1,681,962,575	Treasury Board Secretariat
148,892,832,220	15,168,982,925	176,613,045,493	12,213,901,035	188,826,946,528
—	—	—	—	—	Expense Reclassification**
148,892,832,220	15,168,982,925	176,613,045,493	—	—	Total Ministries Before Consolidation
(69,290,780,432)	1,929,740,502	—	12,213,901,035	—	Consolidation and Other Adjustments
79,602,051,788	17,098,723,427	—	—	188,826,946,528	Per Consolidated Financial Statements

1	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2022–23 were issued.
2

There were adjustments made to the 2022–23 ministries’ actual to record increased liabilities or contingent liabilities. Ministries could not charge these amounts to an appropriation for the 2022–23 fiscal year but will seek the necessary appropriation in fiscal 2023–24.

SUMMARY OF EXPENSES BY STANDARD ACCOUNTS

For the year ended

Ministry	Salaries and Wages $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	—	—	—	—
Attorney General	—	—	—	—
Children, Community and Social Services	—	—	—	—
Colleges and Universities	—	—	—	—
Education	—	—	—	—
Energy	—	—	—	—
Environment, Conservation and Parks	—	95,617	4,549,110	2,582,452
Finance	—	—	—	—
Government and Consumer Services	—	8,025	185,111,046	—
Health	—	—	—	—
Heritage, Sport, Tourism and Culture Industries	—	—	24,031,799	670,485
Indigenous Affairs	—	—	—	—
Infrastructure	—	—	—	—
Labour, Training and Skills Development	—	—	—	—
Long-Term Care	—	—	—	—
Municipal Affairs and Housing	—	—	—	—
Northern Development, Mines, Natural Resources and Forestry	—	136,437	140,592,470	7,855,821
Solicitor General	—	—	34,915,540	131
Transportation	—	4,680	2,840,036	4,178,949
Total Ministries Before Consolidation	—	244,758	392,040,000	15,287,839
Consolidation and Other Adjustments	—	—	(238,653,391)	—
Per Consolidated Financial Statements	—	244,758	153,386,609	15,287,839

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.

Note:     Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – CAPITAL*

March 31, 2023

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation[1] $	Consolidation, Reclassification and Other Adjustments $	Per Consolidated Financial Statements $	Ministry
7,500,000	—	7,500,000	(846,359)	6,653,641	Agriculture, Food and Rural Affairs
—	56,242,924	56,242,924	2,680,233	58,923,157	Attorney General
65,324,151	39,327,658	104,651,809	13,013,252	117,665,061	Children, Community and Social Services
280,344,324	5,778,605	286,122,929	286,115,352	572,238,281	Colleges and Universities
1,791,951,697	8,733,450	1,800,685,147	(67,135,180)	1,733,549,967	Education
—	—	—	22,173,961	22,173,961	Energy
25,656,820	13,374,007	46,258,006	2,785,911	49,043,917	Environment, Conservation and Parks
—	—	—	8,860,634	8,860,634	Finance
—	22,587,056	207,706,126	120,512,447	328,218,573	Government and Consumer Services
1,342,224,787	16,893,802	1,359,118,588	853,802,141	2,212,920,729	Health
28,960,369	—	53,662,653	11,515,679	65,178,332	Heritage, Sport, Tourism and Culture Industries
5,724,442	—	5,724,442	—	5,724,442	Indigenous Affairs
962,809,188	—	962,809,188	2,457,764	965,266,952	Infrastructure
54,613,757	3,842,481	58,456,238	(23,979,260)	34,476,978	Labour, Training and Skills Development
51,556,839	—	51,556,839	(51,556,839)	—	Long-Term Care
250,361,826	604,398	250,966,224	—	250,966,224	Municipal Affairs and Housing
71,404,403	401,039,257	621,028,388	(44,486,121)	576,542,268	Northern Development, Mines, Natural Resources and Forestry
10,476,898	62,390,688	107,783,256	(66,375,635)	41,407,621	Solicitor General
5,898,778,555	1,208,576,699	7,114,378,919	(4,241,459,502)	2,872,919,417	Transportation
10,847,688,056	1,839,391,024	13,094,651,677	—	—	Total Ministries Before Consolidation
(8,601,926,505)	5,668,658,375	—	(3,171,921,522)	—	Consolidation and Other Adjustments
2,245,761,551	7,508,049,399	—	—	9,922,730,155	Per Consolidated Financial Statements

1	Total Ministries’ Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2022–23 were issued.

ONTARIO OPPORTUNITIES FUND

As at March 31, 2023

For the year ended March 31	2023	2022
Ontario Opportunities Fund
Contributions from Ontarians[1]	$130,456	$180,832

	$130,456	$180,832

1	Represents money paid to the Province of Ontario for deficit/debt reduction.

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2023, the total publicly held debt issued was $426,642 million, $367,316 million of which was issued in Canadian dollars (includes $22,145 million of treasury bills), $35,599 million in U.S. dollars, $15,915 million in euros, $962 million in Swiss francs and $6,850 million in other currencies. The above Canadian dollars includes Ontario bonds of $9,116 million and treasury bills of $1,038 million held by the Province in cash equivalents and investments.

From April 1, 2023 through December 11, 2023, the Province announced public offerings of bonds and notes totaling approximately CAD 25.0 billion, of which CAD 24 billion were for provincial purposes and CAD 1.0 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2023 to December 11, 2023.

Debt Issuances since 2022-23 - Fiscal Year End

(from April 1, 2023 to December 11, 2023)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Rate (%)	Funds	Principal	References
DMTN258	April 6, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN258	April 26, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN258	May 1, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN255	May 17, 2023	December 2, 2053	3.750	Canadian$	600.0	(2	) (5)
ADI8	May 17, 2023	October 3, 2034	2.000	AUD	35.0	(2	) (6)
DMTN258	May 29, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN255	June 2, 2023	December 2, 2053	3.750	Canadian$	600.0	(2	) (5)
DMTN255	June 19, 2023	December 2, 2053	3.750	Canadian$	750.0	(2	) (5)
DMTN255	June 23, 2023	December 2, 2053	3.750	Canadian$	900.0	(2	) (5)
DMTN258	June 30, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN260	July 24, 2023	December 2, 2054	4.150	Canadian$	750.0	(2	) (7)
DMTN258	July 31, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN258	August 4, 2023	June 2, 2033	3.650	Canadian$	1,250.0	(2	) (4)
DMTN258	August 18, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN258	August 18, 2023	June 2, 2033	3.650	Canadian$	500.0	(2	) (4)
DMTN260	August 24, 2023	December 2, 2054	4.150	Canadian$	750.0	(2	) (7)
DMTN260	September 14, 2023	December 2, 2054	4.150	Canadian$	900.0	(2	) (7)
DMTN258	September 22, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)
DMTN259	October 6, 2023	September 8, 2028	3.400	Canadian$	1,000.0	(2	) (8)
DMTN260	October 16, 2023	December 2, 2054	4.150	Canadian$	750.0	(2	) (7)
DMTN258	November 8, 2023	June 2, 2033	3.650	Canadian$	1,200.0	(2	) (4)
DMTN260	November 10, 2023	December 2, 2054	4.150	Canadian$	600.0	(2	) (7)
DMTN260	November 17, 2023	December 2, 2054	4.150	Canadian$	600.0	(2	) (7)
DMTN261	November 27, 2023	November 27, 2028	FRN CORRA+36.5bps	Canadian$	2,600.0	(1	) (9)
DMTN258	November 29, 2023	June 2, 2033	3.650	Canadian$	1,000.0	(2	) (4)
DMTN260	December 1, 2023	December 2, 2054	4.150	Canadian$	1,000.0	(2	) (7)
DMTN257	December 6, 2023	February 2, 2032	4.050	Canadian$	1,500.0	(2	) (10)
DMTN258	December 11, 2023	June 2, 2033	3.650	Canadian$	750.0	(2	) (4)

DEBT ISSUED BY THE PROVINCE FOR ONTARIO ELECTRICITY CORPORATION (“OEFC”)

DMTN259	April 17, 2023	September 8, 2028	3.400	Canadian$	1,000.0	(2	) (8)

References

Province:

(1)	Interest is paid quarterly
(2)	Interest is paid semi-annually
(3)	Interest is paid annually
(4)	DMTN258: During the fiscal year 2023-24, the Series DMTN258 was issued for a total of $10,700 million.
(5)	DMTN255: During the fiscal year 2023-24, the Series DMTN255 was re-opened, bringing the total issue size to $12,400 million.
(6)	AUD8: The Province entered into currency exchange agreements that effectively converted 35 million of these Australian Dollar obligations to Canadian dollar obligations at an exchange rate of 0.90570.
(7)	DMTN260: During the fiscal year 2023-24, the Series DMTN260 was issued for a total of $5,350 million.
(8)	DMTN259: During the fiscal year 2023-24, the Series DMTN259 was issued for a total of $2,000 million, including $1,000 million for OEFC.
(9)	DMTN261: During the fiscal year 2023-24, the Series DMTN261 was issued for a total of $2,600 million. This was Province’s first Floating Rate Note (FRN) deal for fiscal 2023-34.
(10)	DMTN257: During the fiscal year 2023-24, the Series DMTN257 was re-opened, bringing the total issue size to $3,000 million.

OEFC:

(2)	Interest is paid semi-annually
(8)	DMTN259: During the fiscal year 2023-24, the Series DMTN259 was issued for a total of $2,000 million, including $1,000 million for OEFC.

ISSUES OF LONG TERM DEBT

For the year ended March 31, 2023

This schedule details the borrowing transactions during the year, which served to increase the outstanding debt of the Province. The year-end balance in the liability accounts is provided on the following pages together with some explanatory information.

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN250	1.35	September 8, 2026	750,000,000
DMTN256	3.60	March 8, 2028	5,500,000,000
DMTN251	1.55	November 1, 2029	1,000,000,000
DMTN257	4.05	February 2, 2032	1,500,000,000
DMTN254	3.75	June 2, 2032	9,650,000,000
DMTN252	2.55	December 2, 2052	1,600,000,000
DMTN255	3.75	December 2, 2053	9,550,000,000
DMTN216	3.25	June 2, 2062	50,000,000

			29,600,000,000

INCREASE IN PUBLIC DEBT CANADIAN DOLLAR BORROWING			29,600,000,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G92	3.10	May 19, 2027	2,250,000,000

			2,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.29684			2,917,895,000

PAYABLE IN EUROPE IN POUND STERLING
EMTN126	2.25	May 26, 2026	500,000,000

			500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.60170			800,850,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Foreign exchange differences on translating foreign currency denominated debt into Canadian dollars		767,732,735
	Adjustment for Consumer Price Index (CPI) for real return bonds		148,220,720

	ISSUES OF PROVINCIAL PURPOSE DEBT		34,234,698,455
	Net consolidation and other adjustments – Other Government Organizations		0

	ISSUE OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		34,234,698,455
	Issues and/or revaluation of Debt for Ontario Electricity Financial Corporation		139,683,612

	TOTAL ISSUES OF LONG-TERM DEBT		34,374,382,067

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT
Canada Mortgage and Housing Corporation:
CMHC	6.089 to 7.25	July 1, 2022 to January 2023	17,278,243
Ontario Immigrant Investor Corporation:
OIIC 189	2.015	June 23, 2022	149,819

RETIREMENT OF NON-PUBLIC DEBT			17,428,062

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN212	3.15	May 11, 2022 to June 2, 2022	11,771,700,000
DMTN235	3M CBA + 15	June 27, 2022	1,601,500,000
HC	9.50	July 13, 2022	1,590,438,000

			14,963,638,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
ONTARIO SAVINGS BONDS
1995	Various	March 1, 2000	4,200
1996	Various	June 21, 2001	2,200
1997	Various	June 21, 2000 to June 21, 2004	32,300
1998	Various	June 21, 2001 to June 21, 2005	11,400
1999	Various	June 21, 2002 to June 21, 2006	78,100
2000	Various	June 21, 2003 to June 21, 2007	298,500
2001	Various	June 21, 2004 to June 21, 2008	73,700
2002	Various	June 21, 2005 to June 21, 2009	69,700
2003	Various	June 21, 2006 to June 21, 2010	57,300
2004	Various	June 21, 2007 to June 21, 2011	916,000
2005	Various	June 21, 2008 to June 21, 2012	50,900
2006	Various	June 21, 2009 to June 21, 2013	185,300
2007	Various	June 21, 2010 to June 21, 2014	82,500
2008	Various	June 21, 2011 to June 21, 2015	128,800
2009	Various	June 21, 2012 to June 21, 2016	224,400
2010	Various	June 21, 2013 to June 21, 2020	754,500
2011	Various	June 21, 2014 to June 21, 2021	672,200
2012	Various	June 21, 2015 to June 21, 2022	7,526,400
2013	Various	June 21, 2016 to June 21, 2023	528,100
2014	Various	June 21, 2017 to June 21, 2024	1,692,800
2015	Various	June 21, 2018 to June 21, 2025	715,800
2016	Various	June 21, 2019 to June 21, 2026	1,972,600
2017	Various	June 21, 2020 to June 21, 2027	8,103,600
2018	Various	June 21, 2021 to June 21, 2028	43,082,800

			67,264,100

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
G72	1.95	January 27, 2023	1,550,000,000

			1,550,000,000

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G81	2.55	April 25, 2022	1,750,000,000
G76	2.25	May 18, 2022	2,000,000,000
G58	2.45	June 29, 2022	1,000,000,000
G75	2.20	October 3, 2022	2,000,000,000
G82	1.75	January 24, 2023	3,000,000,000

			9,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.29158			12,592,886,700

TOTAL RETIREMENT OF PUBLICLY HELD FOREIGN CURRENCY DEBT			14,142,886,700

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Contribution to and return on Sinking Fund of School Board Trust Debt		24,037,568

	RETIREMENT OF PROVINCIAL PURPOSE DEBT		29,215,254,430
	Net consolidation and other adjustments – Other Government Organizations		213,129,031

	RETIREMENT OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		29,428,383,461
	Retirement of Debt Issued for Ontario Electricity Financial Corporation		1,395,730,000

	TOTAL RETIREMENT OF LONG-TERM DEBT		30,824,113,461

NET CHANGE IN SHORT TERM DEBT

For the year ended March 31, 2023

Series	Interest Rate	Date of Maturity	Par value
	%		$
Provincial purpose
Treasury bills			(45,982,300)
U.S. Commercial Paper			(1,315,552,856)

			(1,361,535,156)
Ontario Electricity Financial Corporation
Treasury bills			6,217,000

			6,217,000
Net Consolidation and other adjustments – Other Government Organization			183,469,159

TOTAL NET INCREASE/(DECREASE) IN SHORT-TERM DEBT			(1,171,848,997)

SUMMARY OF DEBT OUTSTANDING

As at March 31, 2023

	2023	2022
		Restated Actual
	$	$
Debt Issued for Provincial Purposes:
Canada Pension Plan Investment Board	8,146,753,000	8,146,753,000
Ontario Immigrant Investor Corporation	—	149,819
Canada Mortgage and Housing Corporation (CMHC)	25,164,054	42,442,296

TOTAL NON-PUBLIC DEBT	8,171,917,054	8,189,345,115

Public Investors	389,857,759,582	384,730,685,781
Ontario Savings Bonds	158,395,900	225,660,000
Treasury Bills	21,972,016,700	22,017,999,000
U.S. Commercial Paper	419,445,500	1,734,998,356

TOTAL PUBLICLY-HELD DEBT	412,407,617,682	408,709,343,137

School Board Trust Debt	514,768,279	538,805,848

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	421,094,303,015	417,437,494,100
Net Consolidation and Other Adjustments	991,712,073	1,021,371,945

TOTAL PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS	422,086,015,088	418,458,866,045

Debt Issued for Ontario Electricity Financial Corporation (OEFC):
Canada Pension Plan Investment Board	—	38,130,000
Public Investors	9,637,476,000	10,069,287,357
Treasury Bills	660,157,000	653,940,000

TOTAL DEBT ISSUED FOR OEFC	10,297,633,000	10,761,357,357
Direct OEFC Debt	2,945,487,612	3,741,370,000

TOTAL OEFC DEBT	13,243,120,612	14,502,727,357

TOTAL CONSOLIDATED DEBT	435,329,135,700	432,961,593,402

Less: Holdings of own Ontario Bonds and T-Bills	(10,154,142,000)	(7,098,261,000)
Less: Unamortized discounts, premiums and commissions	(3,376,188,722)	—

REVISED TOTAL CONSOLIDATED DEBT	421,798,804,978	425,863,332,402

Debt Issued for Investment Purposes*:
Ontario Power Generation Inc.	5,126,000,000	5,126,000,000
Hydro One Inc.	1,677,516,013	1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	6,803,516,013	6,803,516,013

*	Debt Issued for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

SUMMARY OF DEBT OUTSTANDING - Concluded

As at March 31, 2023

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on capital market rates at the time of roll over.

The Ontario Immigrant Investor Corporation (OIIC) is an operational enterprise of the Ontario Government incorporated on April 30, 1999 under the Development Corporations Act. The corporation was established to act as Province’s receiving vehicle for immigrant investor monies under the federal government’s Immigrant Investor Program (IIP). The Ontario Financing Authority manages these monies under an investment management agreement with the OIIC, and the OFA invests these funds received from the IIP in Ontario’s bonds.

The Canada Mortgage and Housing Corporation (CMHC) has accepted serial debentures issued by the Province in return for financing a significant proportion of the construction cost of Provincially-owned waste control facilities. The interest rate is based on the rate for the Government of Canada long-term Canadian public borrowing cost at the time that the Corporation agreed to participate in the project. Debt includes $25.2 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

The Province of Ontario has issued to public investors in the capital market bonds denominated in Canadian dollar, United States dollar, Australian dollar, Euro, Swiss franc, and UK pound sterling.

Ontario Savings Bonds (OSBs) were first issued in 1995. OSBs are retail bonds sold by the Province to the residents of Ontario. There are three types of bonds: Variable-Rate Bonds, Step-Up Bonds and Fixed-Rate Bonds. All are available with annual or compound interest. The issuance of new OSBs was discontinued in 2019.

Under the Treasury Bill financing program, non-interest bearing Treasury Bills, with various maturities up to three years, are sold by tender on a regular basis.

U.S. Commercial Paper issues are non-interest bearing debt with maturities up to 270 days.

A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

Net consolidation and other adjustments include third party debt issued by other government organizations after elimination of Provincial debt held by these organizations.

Debt Issued for OEFC: The Province, on behalf of Ontario Electricity Financial Corporation (OEFC), borrows from the Canada Pension Investment Board and issues debentures and treasury bills in the public markets. The proceeds of all such borrowings are advanced to OEFC in exchange for bonds and short-term notes with like terms and conditions.

Debt issued for Investment Purposes: On April 1, 1999, under the Energy Competition Act, five corporations, together with their subsidiaries, were formed from the former Ontario Hydro. Ontario Power Generation Inc. (OPG) and Hydro One Inc. are two of these five corporations. In order for OPG and Hydro One Inc. to have capital structures competitive with those of other industry participants, the two companies entered into a debt-for-equity swap with the Province of Ontario. The Province assumed $8,885 million of the debt issued by the two corporations in exchange for $5,126 million in equity from OPG and $3,759 million in equity from Hydro One Inc. The change in the value of the debt issued for investment purposes related to Hydro One Inc. is the result of the use of proceeds from the sale of Hydro One shares in 2015–16, 2016–17 and 2017–18.

OUTSTANDING DEBT

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				8,146,753,000	(3)

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Canada Mortgage and Housing Corporation:
Year ending March 31
2024	1999	CMHC	6.089	4,889,114
2025	1999	CMHC	6.089	8,047,544
2026	1999	CMHC	6.089	4,831,335
2027	1999	CMHC	6.089	6,260,767
2028	1999	CMHC	6.089	1,135,294

				25,164,054	(4)

TOTAL NON-PUBLIC DEBT				8,171,917,054

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
August 21, 2023	August 21, 2018	DMTN239	3M CBA + 0.05	2,650,000,000
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
September 8, 2023	February 8, 2018	DMTN237	2.60	4,750,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
September 8, 2024	February 21, 2019	DMTN241	2.30	3,500,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
September 8, 2025	February 24, 2020	DMTN245	1.75	9,050,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
September 8, 2026	April 19, 2021	DMTN250	1.35	2,000,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(5)
February 1, 2027	February 14, 2020	DMTN244	1.85	3,250,000,000
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	8,400,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
September 8, 2027	August 24, 2020	DMTN247	1.05	2,000,000,000
March 8, 2028	July 11, 2022	DMTN256	3.60	5,500,000,000
June 2, 2028	April 6, 2018	DMTN238	2.90	9,550,000,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
June 2, 2029	February 7, 2019	DMTN240	2.70	9,258,201,000
November 1, 2029	July 29, 2021	DMTN251	1.55	5,500,000,000
June 2, 2030	January 27, 2020	DMTN243	2.05	11,650,000,000
December 2, 2030	October 13, 2020	DMTN248	1.35	7,000,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
June 2, 2031	April 12, 2021	DMTN249	2.15	8,850,000,000
December 2, 2031	October 14, 2021	DMTN253	2.25	6,350,000,000
February 2, 2032	March 2, 2023	DMTN257	4.05	1,500,000,000
June 2, 2032	May 9, 2022	DMTN254	3.75	9,650,000,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(6)

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(7)
“	“	JA	9.4688	2,315,904	(7)
“	“	JB	9.4688	8,482,324	(7)
“	“	JC	9.4688	4,764,354	(7)
“	“	JD	9.4688	3,171,134	(7)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	3,077,947,841	(8)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(9)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(10)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000
June 2, 2049	November 30, 2017	DMTN236	2.90	12,624,500,000
December 2, 2050	May 28, 2019	DMTN242	2.65	14,073,900,000
December 2, 2051	August 20, 2000	DMTN246	1.90	12,750,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
December 2, 2052	August 25, 2021	DMTN252	2.55	8,250,000,000
December 2, 2053	May 30, 2022	DMTN255	3.75	9,550,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	525,000,000

				326,971,656,637
CPI adjustment to Real Return Swap				(127,411,614)	(8)

				326,844,245,023

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2023	June 21, 2013	Annual	3.10	10,123,100
June 21, 2023	June 21, 2013	Compound	3.10	6,849,500
June 21, 2023	June 21, 2018	Annual	Step-up	22,819,200
June 21, 2023	June 21, 2018	Compound	Step-up	13,707,200
June 21, 2024	June 21, 2014	Annual	3.10	17,627,900
June 21, 2024	June 21, 2014	Compound	3.10	8,786,000
June 21, 2025	June 21, 2015	Annual	2.35	3,386,100
June 21, 2025	June 21, 2015	Compound	2.35	2,638,900
June 21, 2026	June 21, 2016	Annual	2.20	6,038,100
June 21, 2026	June 21, 2016	Compound	2.20	4,994,800
June 21, 2027	June 21, 2017	Annual	2.15	4,016,900
June 21, 2027	June 21, 2017	Compound	2.15	2,736,400
June 21, 2028	June 21, 2018	Annual	2.85	734,200
June 21, 2028	June 21, 2018	Compound	2.85	1,075,500

Active Series				105,533,800	(11)
Matured Series				52,862,100	(12)

TOTAL ONTARIO SAVINGS BONDS				158,395,900

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				327,002,640,923

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000
February 5, 2025	February 5, 2018	G77	2.65	2,700,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				3,806,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
Foreign Currency Debt					(13)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000
October 12, 2028	April 12, 2018	ADI6	3.20	115,000,000
October 26, 2029	April 26, 2019	ADI7	2.70	40,000,000
December 10, 2031	December 10, 2021	ADI9	2.50	36,000,000
December 10, 2032	December 10, 2021	ADI10	2.60	36,000,000
October 3, 2034	October 3, 2019	ADI8	2.00	320,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,577,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.90404				1,425,671,644

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EUROS
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
April 17, 2025	April 17, 2018	EMTN116	0.625	1,500,000,000
April 8, 2027	April 8, 2020	EMTN117	0.375	1,000,000,000
November 25, 2030	November 24, 2020	EMTN120	0.01	2,500,000,000
June 9, 2031	June 9, 2021	EMTN123	0.25	1,000,000,000
October 2, 2040	May 6, 2020	EMTN118	0.699	50,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000
December 9, 2041	December 9, 2021	EMTN125	0.70	75,000,000
December 3, 2046	December 3, 2021	EMTN124	0.76	160,000,000

TOTAL PAYABLE IN EUROPE IN EUROS				10,837,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.46860				15,915,223,293

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN POUNDS STERLING
December 15, 2023	June 3, 2020	EMTN119	0.50	1,000,000,000
May 26, 2026	May 26, 2022	EMTN126	2.25	500,000,000
December 15, 2026	January 13, 2021	EMTN121	0.25	1,750,000,000

TOTAL PAYABLE IN EUROPE IN POUNDS STERLING				3,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.66912				5,424,648,060

PAYABLE IN EUROPE IN SWISS FRANCS
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000
May 12, 2033	May 12, 2021	EMTN122	0.05	250,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				650,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.47996				961,971,561

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
October 17, 2023	October 17, 2018	G80	3.40	2,500,000,000
January 29, 2024	January 29, 2019	G79	3.05	2,500,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
January 21, 2026	January 21, 2021	G87	0.625	3,500,000,000
April 14, 2026	April 14, 2021	G89	1.05	3,000,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000
June 15, 2026	June 20, 2019	G83	2.30	1,750,000,000
May 19, 2027	May 19, 2022	G92	3.10	2,250,000,000
May 21, 2027	May 21, 2020	G85	1.05	1,750,000,000
October 2, 2029	October 2, 2019	G84	2.00	1,250,000,000
October 7, 2030	October 7, 2020	G86	1.125	1,250,000,000
February 25, 2031	February 25, 2021	G88	1.60	1,500,000,000
October 14, 2031	October 14, 2021	G90	1.80	1,000,000,000
January 21, 2032	January 21, 2022	G91	2.125	1,500,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				26,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.35305				35,179,300,000

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS				390,016,155,482
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				0

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				390,016,155,482
TREASURY BILLS				21,972,016,700

U.S. COMMERCIAL PAPER (in U.S. Dollars)				310,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.35305				419,445,500

TOTAL PUBLICLY HELD DEBT				412,407,617,682

TOTAL NON-PUBLIC AND PUBLIC DEBT				420,579,534,736

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004		5.90	891,000,000
Sinking Fund				(376,231,721)

				514,768,279	(14)

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	421,094,303,015

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
PUBLIC DEBT ISSUED BY AGENCIES:
Fair Hydro Trust	1,764,706,000
Infrastructure Ontario	300,000,000
Niagara Parks Commission	11,512,029
Ornge	204,656,547
Ottawa Convention Centre Corporation	642,662
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(802,618,073)
Treasury Bills	(487,187,092)

TOTAL CONSOLIDATION ADJUSTMENTS	991,712,073	(15)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS	422,086,015,088

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
June 2, 2029	August 30, 2019	DMTN240	2.70	66,799,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	1,004,927,000	(8)

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	625,500,000
December 2, 2050	August 21, 2019	DMTN242	2.65	26,100,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				9,637,476,000

TOTAL BONDS				9,637,476,000
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				0

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)				9,637,476,000

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TREASURY BILLS				660,157,000

TOTAL PUBLICLY HELD DEBT				10,297,633,000

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				10,297,633,000

DIRECT OEFC DEBT				2,945,487,612

TOTAL OEFC DEBT				13,243,120,612

TOTAL CONSOLIDATED DEBT				435,329,135,700
Less: HOLDINGS OF OWN ONTARIO BONDS AND T-BILLS				(10,154,142,000)
Less: UNAMORTIZED DISCOUNTS, PREMIUMS AND COMMISSIONS				(3,376,188,722)

REVISED TOTAL CONSOLIDATED DEBT				421,798,804,978

OUTSTANDING DEBT - Continued

As at March 31, 2023

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC.				5,126,000,000
HYDRO ONE INC.				1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,803,516,013

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

OUTSTANDING DEBT - Continued

As at March 31, 2023

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, and Libor - London Interbank Offered Rate. The cost of debt is the effective interest rate on the amortized debt. Effective interest rate is the rate that discounts the estimated future cash flows over the expected life of the financial asset or liability to the net carrying amount upon initial recognition.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN240, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, DMTN236, and DMTN242.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.

CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest. Debt includes $25.2 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

5.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
6.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
7.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2022–23, principal repaid was $nil million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

8.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped. The amount outstanding represents the indexed value of the principal.

9.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
10.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

11.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSBs are on longer issued from 2019 onward.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014, 2015, 2016, 2017, and 2018, fixed-rate bonds were issued for a term of three and ten years only

OSB - Step-up Rate:

2018 Series: Interest is payable at 1.50%, 1.80%, 2.15%, 2.30%, and 2.55%,

in year 1, 2, 3, 4 and 5 respectively.

OUTSTANDING DEBT - Continued

As at March 31, 2023

12.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
13.

All foreign currency debt has been converted into Canadian dollar equivalents at March 31, 2023. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2023 are: Australian dollar 0.90404, Euro 1.46860, Japanese yen 0.010195, Swiss franc 1.47996 UK pound sterling 1.66912, United States dollar 1.35305.

14.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

15.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Deposit Insurance Reserve Fund: $9m DMTN215, $1m DMTN237, $10m DMTN223, $1m DMTN241, $10m DMTN227, and $1m DMTN245.

Forest Renewal Trust: $5m DMTN240, and $6m DMTN254.

Infrastructure Ontario: $120m DMTN223, $62m DMTN237, and $17m DMTN241.

Ontario Trillium Foundation: $6m DMTN215, $11m DMTN223, $12m DMTN237, $12m DMTN241, and $13m DMTN245.

Pension Benefits Guarantee Fund: $66m DMTN215, $19m DMTN237, $113m DMNT223, $45m DMTN241, $101m DMTN227, and $47m DMTN245.

Broader Public Sector – Colleges: $64m various DMTNs and $4m various Global Market.

Broader Public Sector – Hospitals: $42m various DMTNs, $2m LK, less than $1m HS and $3m various Global Market.

Broader Public Sector – School Boards: $1m various DMTNs.

Treasury Bills:

Deposit Insurance Reserve Fund: $106m.

Pension Benefits Guarantee Fund: $106m.

Venture Ontario: $276m.

Broader Public Sector – Colleges: less than $1m.

SEC Registered Debt Outstanding for Province of Ontario (as at December 11, 2023)

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
January 29, 2024	January 29, 2019	G79	3.050	USD	2,500,000,000.00
February 7, 2024	February 7, 1994	HS	7.500	CAD	1,106,700,000.00
May 16, 2024	May 16, 2014	G66	3.200	USD	1,250,000,000.00
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000.00
February 5, 2025	February 7, 2019	G77.R1	2.650	CAD	950,000,000.00
February 5, 2025	November 27, 2019	G77.R2	2.650	CAD	750,000,000.00
January 21, 2026	January 21, 2021	G87	0.625	USD	3,500,000,000.00
April 14, 2026	April 14, 2021	G89	1.050	USD	3,000,000,000.00
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000.00
June 15, 2026	June 20, 2019	G83	2.300	USD	1,750,000,000.00
May 19, 2027 May 21, 2027	May 19, 2022 May 21, 2020	G92 G85	3.100 1.050	USD USD	2,250,000,000.00 1,750,000,000.00
October 2, 2029	October 2, 2019	G84	2.000	USD	1,250,000,000.00
October 7, 2030	October 7, 2020	G86	1.125	USD	1,250,000,000.00
February 25, 2031	February 25, 2021	G88	1.600	USD	1,500,000,000.00
October 14, 2031 January 21, 2032	October 14, 2021 January 21, 2022	G90 G91	1.800 2.125	USD USD	1,000,000,000.00 1,500,000,000.00

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2023, OEFC had total debt of $13.6 billion (2022, $14.8 billion). $10.6 billion of OEFC’s debt as at March 31, 2023 (2022, $11.1 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.1% of the common shares in Hydro One.

The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2023, OEFC held notes receivable in the amount of $2.5 billion from OPG, $135 million from the IESO and $6.8 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s financial position was an accumulated surplus of $1.1 billion, as at March 31, 2023 (as the value of OEFC’s assets exceeded its liabilities).

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated to OEFC since 1999, including up to March 31, 2019 for purposes of debt retirement (electricity sector dedicated income). Beginning fiscal 2019-20, the Province determined that electricity sector dedicated income will be limited to the net income of OPG in excess of the government’s annual interest cost of its investment in that company, on a cumulative basis, excluding the net income from Hydro One in excess of the interest cost of its investment in that company.

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour was levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users were exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices included initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing a rebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the global adjustment refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The global adjustment refinancing was carried out by Fair Hydro Trust (the “Trust”), an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2023, the Trust owed $865 million to OPG and $900 million to third party lenders.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the global adjustment refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional.

In May 2019, the Fixing the Hydro Mess Act, 2019 received Royal Assent. Amendments to the Fair Hydro Act came into force on November 1, 2019. As a result of the amendments, the recovery of the price reductions are to be funded by the Crown instead of by future ratepayers. The government also introduced regulatory amendments to provide on-bill electricity price relief, effective November 1, 2019, with the Ontario Electricity Rebate (OER) replacing the global adjustment refinancing and rebate put in place under the Fair Hydro Plan.

In November 2020, the Province announced the Comprehensive Electricity Plan’s renewable cost shift (RCS) program, starting on January 1, 2021, under which a portion of the cost of specified wind, solar, and bioenergy contracts is funded by the Province, not ratepayers, to reduce the burden of these contracts on medium size and larger industrial and commercial employers. The annual expense to the Province is about $3.1 billion, though this is significantly offset by a reduction in the cost of the OER. The RCS annual expense is expected to decline year over year, as contracts expire. By about 2040, no further provincial funding would be required to subsidize the cost of these contracts.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management, and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

An agreement between the CNSC, the Province and OPG gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2023

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2023	References
		%	$
MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	13,639,579
Feeder Cattle Loan Guarantee Program	Ongoing	Various	34,003,115
Ginseng Storage Loan Guarantee Pilot Program	2022	Prime	2,571,787

TOTAL MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS			50,214,481

MINISTRY OF COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “C”	Various	Prime + 1	1,629,483

TOTAL MINISTRY OF COLLEGES AND UNIVERSITIES			1,629,483

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING
Social Housing Program	Various	Various	1,955,188,278

TOTAL MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING			1,955,188,278

TOTAL LOANS GUARANTEED			2,007,032,242

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2023

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2023	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	3.70	361,324	(1)
Loan Guarantees under	2011–12 to
Aboriginal Loan Guarantee Program	2021–22	Various	266,607,675	(2)

TOTAL MINISTRY OF FINANCE			266,968,999

TOTAL OTHER GUARANTEES			266,968,999

TOTAL LOANS AND OTHER GUARANTEES			2,274,001,241

References:

1.

The Province has guaranteed the repayment of loan facility of $600,000 made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not extend beyond April 1, 2035. The maximum amount guaranteed is $0.6 million plus any unpaid interest, costs and expenses thereon.

2.

The Province has, to March 31, 2023, provided under the Aboriginal Loan Guarantee Program eleven guarantees of loans: two in fiscal 2011-12, two in fiscal 2013-14, one in fiscal 2014-15, two in fiscal 2015-16, one in fiscal 2016-2017, one in 2017-2018, one in 2019-20 and one in 2021-22. One of the underlying loans has been paid in full and the guarantee is no longer in effect. The aggregate principal of loans guaranteed is approximately $500 million. Note that not all of the loans guaranteed have been fully drawn on yet. The loans for which these guarantees apply will mature between 2026/27 and 2049/50, at which points the respective guarantees expire. For the guarantees to-date, borrowers pay the Province an annual loan guarantee fee of 0.15% of the outstanding guaranteed amount. The Aboriginal Loan Guarantee Program is a discretionary, application-based program that provides loan guarantees that support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum approved program envelope of $1 billion.

CLAIMS AGAINST THE CROWN *

As at March 31, 2023

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mallory, Richard, et al v HMQRO, Plaintiff is seeking damages for wrongful arrest, conviction and imprisonment.
2.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse – Class Action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.
3.

Grann, Toni v HMQRO, MCSS (formerly Papassay, Holly v HMQRO): class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services

4.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.
5.

Kanani, Alykhan, et al v Economical Insurance Company, et al, PGT negligently supervised a lawyer it had retained to act for the plaintiff as his guardian for property in relation to a lawsuit and statutory accident benefits arising from a serious motor vehicle accident in 1996.

6.	Dadzie, Godday, et al v HMQRO: Notice of class proceeding brought on behalf of all immigrants detained by the CBSA.
7.	Lapple v. HMQ: Proposed class proceeding: all prisoners incarcerated or detained at all Ontario correctional facilities.
8.	Class Proceeding Concerning Inordinate Waitlists (Leroux, Mark Litigation Guardian of Leroux, Briana), the claim is framed in negligence, breach of fiduciary duty and breach of Charter rights.
9.	Francis, Conrey v. HMQRO: Notice of proposed class concerning systematic overuse of segregation/solitary confinement in correctional facilities.
10.	Chandra, Adrian v. HMQRO – Class action concerning the use of segregation in correctional facilities. Related to Francis, Conrey v. HMQRO.
11.	Proposed Class Action: in relation to a CN train derailment near Gogama, Ontario.
12.	Ontario First Nations Limited Partnership; Ontario Lottery and Gaming Corporation: this matter concerns a revenue sharing agreement between OLG and Ontario.
13.

Ontario First Nations (2008) Limited Partnership (“OFNLP”) – New Lottery Schemes, a new Notice of Objection regarding 2008 revenue sharing agreement between OFNLP (whose limited partners include almost all of Ontario’s First Nations), OLG & Ontario

14.

Jones, Kiwayne v HMQRO, proposed class action for $110 million in damages breach of duty, failing to maintain policies and procedures to protect the immigration status of class members; failing to preserve records of their immigration status; and failing to assist them.

15.	Keeping, Kirk (Class Action re Training Schools), the claim is framed in vicarious liability, negligence, and breach of fiduciary duty.
16.

1668153 Ontario Inc.: statement of claim for damages against HMQ (MOECC) and a district engineer at MOECC, amongst other. Claim alleges MOECC and the City of Vaughan misrepresented and acted in bad faith by deliberately delaying the plaintiffs’ residential development project.

17.

Bowman, Dana et al. v. Ontario, Minister of Children, Community and Social Services, proposed class action concerning the cancellation of the Basic Income Pilot Project, the Plaintiffs are seeking damages, declarations and/or orders to rectify the anticipatory breach of contract, negligence and misfeasance in public office.

18.

Mieyette, Jeanette v HMQRO, et al together with 14 other related files, proposed class proceedings against FSCO regarding the application of HST on Statutory Accident Benefits. The class intends to argue that the application of HST results in a reduction of benefits.

19.

Niyonzima, Prosper, Ontario was served with the statement of claim seeking $75 million in damages for damages arising from negligent investigation, false imprisonment, malicious prosecution, and a number of alleged Charter breaches against HMQ.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2023

20.	Quantz v Ontario, proposed class action seeking damages for the Crown’s alleged negligence in relation to unauthorized disclosure of ODSP recipient information.

21.	Labatt Brewing Company and Molson Canada re: intended challenge to legislation related to Bill 115.

22.

Betty Wei and Lawrence Vanderklei v. Ontario, Brian Mills, Anatol Monid, et al: The plaintiffs commenced a proposed class action seeking damages arising from the regulation by the Financial Services Commission of Ontario of entities involved in the marketing and sale of syndicated mortgage investments pertaining to a development in Kingston.

23.

Banfi, Erwin v. Ontario, Town of Oakville, et al. August 14, 2020 – Ontario was served with the statement of claim seeking damages in $900 million on behalf of any person who owns (or owned in the period as of June 23, 2018 to the present) property in Oakville that may suffer damage or loss based upon a weather event equivalent to the Applicable Flood Event Standard, including the approximate area bordered by Burloak Drive, Lake Ontario, Winston Churchill Boulevard, and Dundas Street (“the Regulatory Flood Plain”). On September 11, 2019, Ontario was served a notice of proposed class action on behalf of the residents of Oakville, pursuant to the Crown Liabilities and Proceedings Act, seeking damages related to development approvals and the increase risk of flooding and that adversely affect watershed areas resulting in property damage and loss.

24.

SFF Solar Ltd., Sunshine Solar 2016 Inc., et al v. HMQRO: Notice of claim, on behalf of 8 supplier corporations who entered into Feed-In Tariff (“FIT”) 3, 4, and 5 contracts with the Electricity Systems Operator (“IESO”) between 2016 and 2018. The prospective plaintiffs allege that the IESO took instructions from the incoming PC government prior to June 29, 2018, to either delay the issuance of Notices to Proceed (i.e. approve the construction phase of the proponent’s solar or wind energy projects), or to defer those decisions. 2387276 Ontario Inc. et al v IESO et al: Action on behalf of 16 supplier corporations who entered into Feed-In Tariff (“FIT”) with the Electricity Systems Operator (“IESO”) between 2016 and 2018. They allege that a Ministerial Directive issued on July 5, 2018 to wind down the FIT program was unlawful.

25.

Robertson et al v. HMQRO et al. On July 15, 2020 Ontario was served with a Notice of Action for a proposed Class Proceeding concerning COVID-19 outbreaks in Long-Term Care Homes pursuant to the Class Proceedings Act, 1992.

26.

Ruben Stolove, et al. v Ontario Waypoint Centre for Mental Health Care, et al. On July 22, 2020, Ontario was served a notice of claim, pursuant to the Crown Liability and Proceedings Act, that a proposed class action may be brought on behalf of all involuntary patients of Waypoint Center regarding the alleged abuse suffered from 2000 to present.

27.

Fareau et al v. Bell Canada and HMQRO. Proposed class proceeding concerning the Offender Telephone Management System (OTMS). The proposed plaintiffs allege that a 2013 agreement between Bell Canada and HMQRO which provides for an unlawful commission on collect calls, generating substantial revenue for Ontario to which it is not entitled.

28.

Fire Loss at York Memorial Collegiate – 2690 Eglinton Ave. West: On June 20, 2019 the Toronto District School Board served notice of an intended claim against the Office of the Fire Marshal arising out of a fire on May 7, 2019 that burned down a substantial portion of the York Memorial Collegiate Secondary School and an adjacent community center owned by the City of Toronto.

29.

Dell, James, et al v. Ontario, MECP, AGO, et al. Notice of Claim brought as an application against HMQ arising from negligence from several individuals who reside near a waste disposal operation at 2021 Four Milk Creek Road, Niagara.

30.	Banman, Martha v. HMQRO, et al. Proposed class action against HMQRO in relation to the operation of the forensic program at the St. Thomas Psychiatric Hospital between 1976 and 1988.

31.

Poorkid Investment Inc., Coach Pyramids Inc. and Brian Haggith v. Ontario, Solicitor General Sylvia Jones, OPP Commissioner Thomas Carrique, OPP Chief Superintendent John Caine and OPP Inspector Philip Carter. Plaintiffs seek damages for misfeasance in public office, non-feasance and negligence for the defendants’ alleged failure to enforce the junctions and adequately kept the peace in the Caledonia area.

32.

Proposed class action arising from a privacy breach that involved personal health information registered in the COVID-19 immunization system used by the Provincial Vaccine Contact Centre and vaccine administrators at clinics across the province. In November of 2021, there was a breach of Ontario’s COVID-19 immunization database. The breach was investigated by the Ontario Provincial Police, resulting in charges against two individuals.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2023

33.	Twain, Jim Chief, Statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.

34.

Missanabie Cree First Nation v. Ontario and Canada, the Plaintiffs claim that they were not parties to treaty 9 and therefore have unextinguished Aboriginal title. In the alternative, Plaintiffs claim if they are parties to Treaty 9 they have yet to receive their treaty land entitlement.

35.

Six Nations of the Grand River Band, the plaintiffs seek an accounting in respect of the Crown’s management and sale of the lands originally granted to them in the 1780’s and 1790’s and in respect of the proceeds of subsequent sales of portions of those lands.

36.	Wikwemikong Indian Band Re: aboriginal title in islands in Lake Huron and Georgian Bay.

37.

The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, the plaintiff First Nation claims to hold aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

38.	Long Lake No. 58 First Nation. Plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

39.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

40.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

41.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

42.

Atikameksheng Anishna-wbek v Attorney General of Canada and HMQRO: claim for damages arising from the alleged unlawful alienation of the Plaintiff from reserve lands described in the Robinson-Huron Treaty.

43.	Pays Plat First Nation v. Canada and Ontario: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

44.

Whitesand First Nation & Red Rock First Nation Annuity Claims: Plaintiffs seek declaratory relief for increased annuity payable pursuant to Robinson-Superior Treaty 1850. The Ontario Court of Appeal released its decision in the matter on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. A trial to determine liability, damages, and allocation of damages between Canada and Ontario commenced on January 31, 2023 and concluded on September 26, 2023. On November 9, 2023, following the November 7 and 8, 2023 hearing of Ontario’s appeal and the plaintiffs’ cross-appeals of the November 5, 2021 decision of the Ontario Court of Appeal, the Supreme Court of Canada stayed all proceedings in the Superior Court of Justice pending the Supreme Court’s decision in the appeal and cross appeals. The ultimate financial impact of this matter on Ontario cannot be determined at this time, although such impact is likely to be material. In connection with this action, Ontario recorded a contingent liability in its consolidated financial statements for the fiscal year ended March 31, 2023.

45.

Aundeck OMNI Kaning First Nation et al: Amended claim still seeks recognition of aboriginal title over waters surrounding Manitoulin Island. Litigation on hold while parties attempt to negotiate a resolution.

46.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.

47.

Restoule et al. v. Canada and Ontario: The plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase [Robinson Huron] Treaty [of 1850] annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages. The Ontario Court of Appeal released its decision in Restoule et. al. v. Canada and Ontario on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. Ontario’s appeal of the decision of the Court of Appeal to the Supreme Court of Canada was heard on November 7 and November 8, 2023. The Court reserved its decision. On June 17, 2023, announcement was made on the proposed out-of-court settlement of this litigation between the governments of Canada and Ontario and the Robinson Huron Treaty Litigation Fund with respect to past compensation. The proposed settlement includes a payment of $10 billion, with Canada and Ontario each providing $5 billion. In connection with the settlement, Ontario recorded a contingent liability of $5 billion in its consolidated financial statements for the fiscal year ended March 31, 2023. The proposed settlement will not be final until formally approved by all parties, as well as a partial discontinuation of the claim on consent of the parties by order of the Ontario Superior Court.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2023

48.	Grand Chief Coon Come, Mathew: Notice of Action for aboriginal title and rights over the traditional territory.

49.

Gull Bay First Nation v. Canada and Ontario: the plaintiff claims that the Crown did not survey the reserve to which the plaintiff is entitled under the Robinson Superior Treaty of 1850 in a timely manner, which resulted in a smaller – than agreed reserve.

50.

Kitigan Zibi Anishinabeg et al v. Attorney General of Canada, National Capital Commission and HMQRO: the plaintiffs on behalf of the Algonquin Anishinabe Nation asserts Aboriginal title over lands in Ottawa on the Ottawa River at the west end of the city core.

51.

Animbiigoo Zaagi’igan Anishinaabek First Nation v. Canada and Ontario: The plaintiff claims a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff community adhered to the treaty in 1850 by taking annuity payments.

52.

Red Rock First Nation and Whitesand First Nation v. Canada and Ontario: The plaintiffs claim a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff communities adhered to the treaty in 1850 by taking annuity payments.

53.

Iskatewizaagegan No. 39 Independent First Nation v. The City Of Winnipeg and HMQRO. The plaintiff claims compensation from Winnipeg pursuant to an Ontario Order-in-Council from 1913 allowing Winnipeg to enter upon and divert water from Shoal Lake where the plaintiff’s reserves are located. The plaintiff also claims damages from Ontario for breach of fiduciary duty.

CLAIMS AGAINST THE CROWN - CONCLUDED

As at March 31, 2023

54.

Chippewas of Saugeen and Nawash First Nations, regarding Bruce Peninsula, claim that the 1854 Treaty by which most of the Bruce Peninsula was surrendered to the Crown was not intended to include the beds of water bodies internal to the Peninsula of the shorelines of those water bodies or along the shores of Lake Huron or Georgian Bay.

55.

Foxgate Developments Inc. et al v. HMQRO: Notice of Claim for damages resulting from alleged losses suffered by the plaintiffs with respect to the disruption of their housing developments in the Caledonia area from protest activity.

56.

Ginoogaming First Nation v. Ontario et al.: Action by a Treaty 9 First Nation for damages, declarations and injunctions respecting an early mineral exploration permit issued in June 2019 and pending permit application.

57.

Mississaugas of Credit Nation claim asserting aboriginal title over portions of Lake Ontario, Lake Erie and water bodies (with flood pains) situated on lands in between. Also seeking monetary compensation for water bodies in third party hands.

58.

OECTA v ON; OSSTF v ON; ETFO/AEFO v ON; OPSEU v ON; AMAPCEO v ON; UNIFOR v ON; OFL Coalition v ON; ERFP v ON; CUASA v ON; Society of United Professionals v ON; PWU v ON. Challenge on whether Bill 124, Protecting a Sustainable Public Sector for Future Generations Act, 2019 and the Crown’s conduct in 2019 central bargaining with teachers’ unions infringe 2(d) and 2(b).

59.

Ontario Principals’ Council and Catholic Principals’ Council of Ontario v. Her Majesty the Queen in Right of Ontario (Ministry of Education). Applicant groups claim discriminatory pay inequity dating back to 1997, when the salary benchmarks under the Grants for Student Needs regulations were first established.

60.

Sifto Canada Corp. v. The Minister of Finance, Multiple tax appeals filed by same taxpayer for several taxation years. The primary issue concerns the methodology required to be used by Sifto to compute its “profit” for the purposes of the Act.

61.	Bemco Confectionary and Sales Ltd.et al v. Minister of Finance: The Assessments under appeal relate to the sale of Cigars and Other Tobacco and include sales as far back as April 2010.

62.

Tennant Energy LLC. v. Government of Canada, Tennant Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and the Green Energy Investment Agreement (GEIA) violate its rights under NAFTA, Chapter 11.

63.

Windstream Energy LLC v. Government of Canada, Windstream Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to its feed-in tariff (FIT) contract in the context of Ontario’s offshore wind moratorium, including the termination of the FIT contract violate Windstream’s rights under NAFTA, Chapter 11.

64.

Application by Access Copyright to the Copyright Board of Canada to determine the tariff rate respecting a licence to reproduce educational materials. Application relates to the years 2016-19 and 2020–22. The Copyright Consortium has filed an objection to Access Copyright’s proposed tariff rate.

65.

West Corridor Constructors General Partnership and Her Majesty the Queen in right of Ontario as represented by the Minister of Transportation as represented by Infrastructure Ontario. Various disputes and claims by the contractor relating to Covid-related claims on the 401 Extension/Expansion Project.

66.	Wheatley Gas Leak – Notice of Claim in a proposed class action related to the recurring gas leak and explosion in Wheatley Ontario.

67.	Katherine Gandy and Emily Walker v. HMQRO et al. Proposed class action alleging that, by issuing birth alerts, Ontario and CASs breached pregnant persons’ fundamental constitutional rights.

68.

Grand Chief Stan Louttit, in his personal and representative capacities, and George Wesley v. Her Majesty the queen in right of Ontario. An application under the Human Rights Code alleging systemic discrimination on the basis of ancestry, place of origin and race in the provision of policing facilities and policing services.

69.

Her Majesty the Queen in right of Ontario as represented by the Minister of Transportation as represented by Infrastructure Ontario. Numerous and various disputes and claims by the contractor relating to the 427 Extension/Expansion Project.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2008-2022. Note: Updated as of October 18, 2023.

Ontario, Gross Domestic Product, 2009–2022							Table 1
	($ Billions)
	2009	2010	2011	2012	2013	2014	2015
Real GDP (chained $2012)	637.3	656.1	671.9	680.8	690.3	707.6	724.9
Household Consumption	359.4	372.4	378.7	384.3	392.6	403.0	415.1
Residential Construction	42.7	46.2	47.9	50.1	49.2	49.5	53.3
Non-residential Construction	16.6	16.9	20.7	22.4	21.4	23.8	26.7
Machinery and Equipment	20.3	22.3	23.0	22.8	20.2	23.5	25.8
Exports	294.7	318.9	336.0	344.1	355.6	370.8	379.2
Imports	287.6	321.4	338.2	341.4	347.8	366.9	376.6
Nominal GDP	598.5	631.6	660.4	680.8	696.2	727.0	760.4
Primary Household Income	413.5	424.9	444.8	459.9	473.8	490.4	512.6
Compensation of Employees	321.1	330.2	345.3	356.6	367.9	380.6	396.8
Net Operating Surplus - Corporations	56.0	74.4	83.4	85.9	84.8	94.2	97.2

Table 1 (continued)
	($ Billions)
	2016	2017	2018	2019	2020	2021	2022
Real GDP (chained $2012)	740.2	761.0	787.0	803.5	766.1	805.8	835.5
Household Consumption	425.2	443.0	456.3	463.9	427.0	445.9	473.3
Residential Construction	57.5	57.9	56.1	56.3	61.3	70.1	58.7
Non-residential Construction	24.6	24.7	28.2	28.5	28.7	29.4	30.8
Machinery and Equipment	22.7	24.1	25.8	27.5	24.3	27.4	28.3
Exports	384.6	386.4	397.5	411.6	379.8	384.8	403.3
Imports	378.9	390.7	400.3	404.3	370.8	391.9	409.2
Nominal GDP	790.7	825.0	860.1	893.2	867.0	956.7	1044.7
Primary Household Income	520.5	541.5	567.5	593.1	592.5	644.3	704.5
Compensation of Employees	403.0	418.9	445.9	464.1	463.8	506.8	552.2
Net Operating Surplus - Corporations	109.7	111.4	113.2	113.5	124.1	141.1	147.2
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Gross Domestic Product, 2009–2022							Table 2
	(Per Cent Change)
	2009	2010	2011	2012	2013	2014	2015
Real GDP (chained $2012)	(3.1)	3.0	2.4	1.3	1.4	2.5	2.5
Household Consumption	0.0	3.6	1.7	1.5	2.2	2.7	3.0
Residential Construction	(6.0)	8.1	3.6	4.7	(1.8)	0.7	7.7
Non-residential Construction	(5.9)	1.6	22.7	8.0	(4.4)	11.2	12.1
Machinery and Equipment	(23.4)	9.7	3.2	(0.9)	(11.1)	16.0	9.9
Exports	(13.3)	8.2	5.4	2.4	3.4	4.3	2.3
Imports	(11.3)	11.7	5.2	1.0	1.9	5.5	2.6
Nominal GDP	(1.7)	5.5	4.6	3.1	2.3	4.4	4.6
Primary Household Income	(0.5)	2.8	4.7	3.4	3.0	3.5	4.5
Compensation of Employees	(1.0)	2.9	4.6	3.3	3.2	3.4	4.3
Net Operating Surplus – Corporations	(15.2)	32.9	12.1	3.0	(1.2)	11.0	3.2

Table 2 (continued)
	(Per Cent Change)
	2016	2017	2018	2019	2020	2021	2022
Real GDP (chained $2012)	2.1	2.8	3.4	2.1	(4.7)	5.2	3.7
Household Consumption	2.4	4.2	3.0	1.7	(7.9)	4.4	6.2
Residential Construction	7.8	0.8	(3.2)	0.4	8.9	14.3	(16.3)
Non-residential Construction	(7.7)	0.4	14.3	0.9	0.8	2.3	4.9
Machinery and Equipment	(12.0)	6.4	6.9	6.6	(11.7)	12.8	3.4
Exports	1.4	0.5	2.9	3.6	(7.7)	1.3	4.8
Imports	0.6	3.1	2.5	1.0	(8.3)	5.7	4.4
Nominal GDP	4.0	4.3	4.3	3.9	(2.9)	10.3	9.2
Primary Household Income	1.5	4.0	4.8	4.5	(0.1)	8.7	9.4
Compensation of Employees	1.6	3.9	6.4	4.1	(0.1)	9.3	9.0
Net Operating Surplus – Corporations	12.9	1.6	1.6	0.3	9.3	13.7	4.3
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2019–2022				Table 3
	(Chained $2012 Millions)
	2019	2020	2021	2022
Goods Producing Industries	170,767	162,757	168,932	171,652
Primary	15,624	15,314	15,905	16,381
Utilities	13,839	13,525	13,152	13,353
Construction	53,561	55,625	58,986	57,404
Manufacturing[1]	87,922	78,338	81,187	84,876
Services Producing Industries	581,496	553,277	583,245	607,408
Wholesale Trade	49,537	48,383	50,491	50,766
Retail Trade	37,067	35,454	37,479	38,539
Transportation and Warehousing	29,958	22,732	23,131	25,791
Information and Cultural	31,921	31,520	32,905	34,441
Finance and Insurance	73,273	77,309	81,597	82,948
Real Estate, Rental and Leasing	97,993	99,505	103,007	103,072
Professional and Administrative Services	77,699	72,723	76,967	82,674
Management of Companies and Enterprises	2,410	1,761	1,280	936
Education	42,934	40,269	42,714	44,489
Health Care and Social Services	49,389	47,507	52,121	53,949
Arts, Entertainment and Recreation	6,606	3,597	3,712	5,552
Accommodation and Food	15,579	9,263	10,398	12,982
Other Services	14,130	11,787	12,876	14,259
Public Administration	53,309	52,540	55,380	57,219
Total Production	752,393	716,152	752,341	779,145
[1] See Table 5 for detailed manufacturing industries. Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2019–2022				Table 4
	(Per Cent Change)
	2019	2020	2021	2022
Goods Producing Industries	0.1	(4.7)	3.8	1.6
Primary	1.3	(2.0)	3.9	3.0
Utilities	1.7	(2.3)	(2.8)	1.5
Construction	1.0	3.9	6.0	(2.7)
Manufacturing[1]	(0.7)	(10.9)	3.6	4.5
Services Producing Industries	2.9	(4.9)	5.4	4.1
Wholesale Trade	3.7	(2.3)	4.4	0.5
Retail Trade	2.8	(4.4)	5.7	2.8
Transportation and Warehousing	2.9	(24.1)	1.8	11.5
Information and Cultural	8.4	(1.3)	4.4	4.7
Finance and Insurance	2.6	5.5	5.5	1.7
Real Estate, Rental and Leasing	3.1	1.5	3.5	0.1
Professional and Administrative Services	3.5	(6.4)	5.8	7.4
Management of Companies and Enterprises	(20.1)	(26.9)	(27.3)	(26.9)
Education	1.3	(6.2)	6.1	4.2
Health Care and Social Services	1.4	(3.8)	9.7	3.5
Arts, Entertainment and Recreation	6.9	(45.5)	3.2	49.6
Accommodation and Food	3.2	(40.5)	12.3	24.9
Other Services	0.5	(16.6)	9.2	10.7
Public Administration	2.3	(1.4)	5.4	3.3
Total Production	2.2	(4.8)	5.1	3.6
[1] See Table 6 for detailed manufacturing industries. Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2019–2022				Table 5
	(Chained $2012 Millions)
	2019	2020	2021	2022
Manufacturing (Total)	87,922	78,338	81,187	84,876
Food, Beverage and Tobacco Products	14,138	13,787	14,489	14,735
Textile, Clothing and Leather Products	14,658	14,248	14,978	15,234
Wood Products and Furniture	4,111	3,587	3,710	4,137
Paper Products and Printing	4,653	4,224	3,923	3,624
Chemical and Petroleum Products	12,013	11,515	12,010	12,004
Plastic and Rubber Products	4,795	4,397	4,664	4,811
Primary Metal and Fabricated Metal Products	11,365	9,687	10,027	10,561
Machinery	8,182	7,112	8,133	8,738
Electrical and Electronic Products	5,706	4,879	5,230	5,528
Transportation Equipment	17,247	13,120	12,244	13,623
Other Manufacturing	5,215	5,489	6,285	6,694
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2019–2022				Table 6
	(Per Cent Change)
	2019	2020	2021	2022
Manufacturing (Total)	(0.7)	(10.9)	3.6	4.5
Food, Beverage and Tobacco Products	3.8	(2.5)	5.1	1.7
Textile, Clothing and Leather Products	3.5	(2.8)	5.1	1.7
Wood Products and Furniture	3.3	(12.7)	3.4	11.5
Paper Products and Printing	(2.9)	(9.2)	(7.1)	(7.6)
Chemical and Petroleum Products	(4.0)	(4.1)	4.3	(0.1)
Plastic and Rubber Products	(6.6)	(8.3)	6.1	3.2
Primary Metal and Fabricated Metal Products	0.9	(14.8)	3.5	5.3
Machinery	(1.2)	(13.1)	14.4	7.4
Electrical and Electronic Products	1.5	(14.5)	7.2	5.7
Transportation Equipment	(0.8)	(23.9)	(6.7)	11.3
Other Manufacturing	(1.4)	5.3	14.5	6.5
Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Housing Market Indicators, 2019–2022				Table 7
	2019	2020	2021	2022
New Housing Market
Residential Construction, Current $ Millions	72,138	83,542	110,698	102,467
Per Cent Change	2.7	15.8	32.5	(7.4)
Real Residential Construction ($2012 Millions)	56,279	61,296	70,087	58,661
Per Cent Change	0.4	8.9	14.3	(16.3)
Housing Starts (Units)	68,985	81,305	99,566	96,080
Per Cent Change	(12.4)	17.9	22.5	(3.5)
Of which: Single-detached, urban areas (Units)	17,779	20,789	26,145	22,374
Per Cent Change	(19.3)	16.9	25.8	(14.4)
Multiple, urban areas (Units)	49,922	58,072	66,457	69,647
Per Cent Change	(8.0)	16.3	14.4	4.8
New Housing Price Index (Dec. 2016=100)	105	108	119	127
Per Cent Change	0.4	2.7	10.7	6.5
Resale Market
Home Resales (Units)	209,118	227,664	270,139	183,219
Per Cent Change	9.0	8.9	18.7	(32.2)
Average Resale Price ($)	608,813	706,175	872,352	931,263
Per Cent Change	6.4	16.0	23.5	6.8
Sources: Statistics Canada, Canada Mortgage and Housing Corporation, Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2009–2022	Table 8
	(Per Cent)
	2009	2010	2011	2012	2013	2014	2015
Interest Rates
Bank Rate	0.6	0.9	1.3	1.3	1.3	1.3	0.9
Prime Rate	2.4	2.6	3.0	3.0	3.0	3.0	2.8
10-Year Government Bonds	3.3	3.2	2.8	1.9	2.3	2.2	1.5
Three-month T-Bills	0.3	0.6	0.9	0.9	1.0	0.9	0.5
Mortgage Rates
5-Year Rate	5.7	5.6	5.4	5.3	5.2	4.9	4.7
1-Year Rate	4.1	3.5	3.5	3.2	3.1	3.1	3.0

Table 8 (continued)	(Per Cent)
	2016	2017	2018	2019	2020	2021	2022
Interest Rates
Bank Rate	0.8	1.0	1.7	2.0	0.8	0.5	2.3
Prime Rate	2.7	2.9	3.6	4.0	2.7	2.5	4.2
10-Year Government Bonds	1.3	1.8	2.3	1.6	0.8	1.4	2.8
Three-month T-Bills	0.5	0.7	1.4	1.7	0.4	0.1	2.3
Mortgage Rates
5-Year Rate	4.7	4.8	5.3	5.3	4.9	4.8	5.7
1-Year Rate	3.1	3.2	3.5	3.6	3.2	2.8	4.4
Source: Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2022				Table 9
		Value ($ Millions)	2022 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	54,798	16.0	24.2
2	Precious metals & stones	24,730	1.3	10.9
3	Mechanical equipment	22,362	16.5	9.9
4	Plastic products	10,548	7.1	4.7
5	Iron and steel	10,057	9.3	4.4
6	Electrical machinery	8,698	19.9	3.8
7	Pharmaceutical products	7,107	28.0	3.1
8	Cereal and baked products	6,499	29.0	2.9
9	Oils & other petroleum products	5,208	33.0	2.3
10	Iron and steel products	4,674	21.0	2.1
11	Scientific, photo & medical equipment	4,576	13.6	2.0
12	Furniture and accessories	4,453	22.1	2.0
13	Nickel & articles thereof	4,276	51.5	1.9
14	Aluminium & articles	3,799	21.4	1.7
15	Miscellaneous chemical products	3,195	15.1	1.4
16	Wood products	2,959	(3.7)	1.3
17	Inorganic chemicals	2,786	7.5	1.2
18	Paper products	2,511	15.2	1.1
19	Vegetables	2,175	13.6	1.0
20	Aircraft and parts	2,074	9.4	0.9
21	Copper & articles thereof	1,916	18.1	0.8
22	Perfumes and cosmetics	1,700	11.3	0.8
23	Meat	1,674	5.3	0.7
24	Rubber products	1,662	14.2	0.7
25	Organic chemicals	1,601	4.4	0.7

	All other commodities	30,042	16.4	13.3

	Total Exports	226,079	14.7	100.0
[1] International merchandise exports exclude re-exports and are reported on a customs basis. [2] Product groupings based on two-digit Harmonized System codes. Source: Statistics Canada.

Ontario, International Merchandise Imports by Major Commodity[1], 2022				Table 10
		Value ($ Millions)	2022 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	81,352	19.4	18.4
2	Mechanical equipment	58,901	10.7	13.4
3	Electrical machinery	47,050	17.5	10.7
4	Pharmaceutical products	21,524	17.8	4.9
5	Precious metals & stones	20,941	12.2	4.7
6	Plastic products	18,806	13.4	4.3
7	Oils & other petroleum products	12,463	62.0	2.8
8	Scientific, photo & medical equipment	12,424	12.4	2.8
9	Iron and steel products	8,862	19.4	2.0
10	Iron and steel	8,575	8.2	1.9
11	Organic chemicals	8,407	32.6	1.9
12	Furniture and accessories	7,658	12.0	1.7
13	Miscellaneous chemical products	6,425	42.5	1.5
14	Paper products	5,449	20.9	1.2
15	Rubber products	4,686	5.7	1.1
16	Aluminium & articles	4,569	21.1	1.0
17	Knitted clothes	4,415	32.7	1.0
18	Perfumes and cosmetics	4,395	15.9	1.0
19	Toys and sporting goods	4,211	6.6	1.0
20	Fruit and nuts	3,838	7.6	0.9
21	Cereal and baked products	3,721	22.3	0.8
22	Beverages	3,686	18.9	0.8
23	Miscellaneous food products	3,485	14.8	0.8
24	Aircraft and parts	3,306	62.2	0.7
25	Clothing and apparel	3,288	42.9	0.7

	All other commodities	76,093	17.2	17.3
	Domestic Imports	438,532	17.7	99.4
	Re-imports[2]	2,502	(2.0)	0.6

	Total Imports	441,035	17.6	100.0

[1]  Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

[2]  These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2022				Table 11
		Exports ($ Millions)	2022 Growth (Per Cent)	Per Cent of Total
1	United States	176,856	15.8	78.2
2	United Kingdom	13,518	2.4	6.0
3	Norway	3,603	28.7	1.6
4	Germany	3,371	7.9	1.5
5	Mexico	3,242	16.0	1.4
6	China	2,835	0.4	1.3
7	Hong Kong	2,319	(2.6)	1.0
8	Japan	2,233	10.1	1.0
9	Netherlands	1,898	87.0	0.8
10	Switzerland	1,334	221.5	0.6
11	Australia	1,142	96.5	0.5
12	Italy	949	(11.4)	0.4
13	Saudi Arabia	903	(52.7)	0.4
14	Korea, South	883	(5.4)	0.4
15	Belgium	850	29.2	0.4
16	France	733	4.6	0.3
17	Spain	501	67.8	0.2
18	Ireland	458	60.0	0.2
19	India	439	29.6	0.2
20	United Arab Emirates	434	46.0	0.2
21	Poland	367	197.4	0.2
22	Brazil	356	34.2	0.2
23	Singapore	355	1.3	0.2
24	Taiwan	352	(17.7)	0.2
25	Malaysia	320	43.7	0.1

	All other countries	5,828	8.0	2.6

	Total Exports	226,079	14.7	100.0
[1] International merchandise exports exclude re-exports and are reported on a customs basis. Source: Statistics Canada.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2022				Table 12
		Imports ($ Millions)	2022 Growth (Per Cent)	Per Cent of Total
1	United States	232,145	17.2	52.6
2	China	55,961	13.1	12.7
3	Mexico	31,458	20.4	7.1
4	Japan	11,421	9.8	2.6
5	Germany	11,033	19.3	2.5
6	Korea, South	9,028	22.0	2.0
7	Vietnam	7,235	24.5	1.6
8	Switzerland	5,896	41.4	1.3
9	Italy	5,852	11.0	1.3
10	Taiwan	4,688	18.1	1.1
11	India	4,432	31.4	1.0
12	Brazil	4,284	14.9	1.0
13	United Kingdom	3,215	7.4	0.7
14	Peru	3,135	(0.8)	0.7
15	Thailand	3,004	24.4	0.7
16	Ireland	2,970	48.4	0.7
17	France	2,872	24.5	0.7
18	Malaysia	2,449	4.8	0.6
19	Belgium	2,343	8.2	0.5
20	Spain	1,752	(7.4)	0.4
21	South Africa	1,720	35.9	0.4
22	Portugal	1,686	339.8	0.4
23	Netherlands	1,536	4.4	0.3
24	Sweden	1,512	28.6	0.3
25	Turkey	1,457	13.4	0.3

	All other countries	25,447	23.5	5.8
	Domestic Imports	438,532	17.7	99.4
	Re-imports[2]	2,502	(2.0)	0.6

	Total Imports	441,035	17.6	100.0
[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, Selected Demographic Characteristics, 2016–2023[1]								Table 13
	2016	2017	2018	2019	2020	2021	2022	2023
Total Population (000s)	13,877	14,078	14,327	14,574	14,762	14,842	15,145	15,608
Annual average Growth over Preceding Year (%)	1.2	1.5	1.8	1.7	1.3	0.5	2.0	3.1
Median Age (Years)	40.7	40.7	40.6	40.5	40.5	40.7	40.4	39.9

Age Group Shares (%)
0–4	5.2	5.1	5.0	5.0	4.9	4.8	4.7	4.6
5–14	11.0	10.9	10.8	10.7	10.6	10.5	10.4	10.2
15–24	12.9	13.0	13.0	13.0	12.8	12.4	12.6	13.2
25–44	26.5	26.5	26.7	27.0	27.3	27.6	28.0	28.5
45–64	28.1	27.9	27.5	27.1	26.7	26.5	25.9	25.1
65–74	9.2	9.4	9.6	9.8	10.0	10.3	10.3	10.2
75+	7.1	7.2	7.3	7.5	7.6	7.8	8.0	8.2
Total Fertility Rate[2]	1.52	1.50	1.46	1.42	1.35	1.37	1.27	—

Life Expectancy at Birth (Years)
Female	84.4	84.4	84.4	84.7	84.4	84.4	—	—
Male	80.4	80.2	80.2	80.4	79.9	79.6	—	—

Families (000s)	3,832	3,883	3,953	4,010	4,039	4,105	4,170	—
Households (000s)[3]	5,169	—	—	—	—	5,491	—	—
[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2013-14 to 2022-23[1]					Table 14
	(Thousands)
	2013–14	2014-15	2015–16	2016–17	2017–18
Population at Beginning of Period	13,512	13,618	13,709	13,877	14,078
Births	141	140	141	141	141
Deaths	94	98	97	102	107
Immigrants	102	90	120	99	133
Net Emigrants[2]	25	24	25	22	14
Net Change in Non-permanent Residents	11	5	30	64	77
Interprovincial Arrivals	57	63	72	72	70
Interprovincial Departures	72	72	63	58	60
Population Growth During Period	106	92	167	202	248
Population at End of Period[3]	13,618	13,709	13,877	14,078	14,327
Population Growth (%)	0.8	0.7	1.2	1.5	1.8

Table 14 (continued)	(Thousands)
	2018–19	2019–20	2020–21	2021–22	2022–23
Population at Beginning of Period	14,327	14,574	14,762	14,842	15,145
Births	141	141	137	138	138
Deaths	106	112	117	119	123
Immigrants	139	127	108	227	199
Net Emigrants[2]	14	15	11	14	14
Net Change in Non-permanent Residents	71	36	-26	101	305
Interprovincial Arrivals	67	75	56	77	71
Interprovincial Departures	60	72	75	108	113
Population Growth During Period	247	188	81	303	463
Population at End of Period[3]	14,574	14,762	14,842	15,145	15,608
Population Growth (%)	1.7	1.3	0.5	2.0	3.1
[1]	2021 Census-based population estimates for the period from July 1 to June 30 of each year (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2009–2022	Table 15
	2009	2010	2011	2012	2013	2014	2015
Labour Force (000s)	7,094	7,176	7,238	7,284	7,367	7,385	7,386
Annual Labour Force Growth (%)	0.4	1.2	0.9	0.6	1.1	0.2	0.0
Participation Rate (%)
Male	71.8	71.5	71.5	71.2	71.0	70.6	70.4
Female	62.6	62.7	62.3	61.9	62.2	61.6	60.8
Share of Labour Force (%)
Youth (15–24)	15.7	15.4	15.5	15.2	15.2	15.2	14.9
Older Workers (55+)	16.0	16.9	17.4	18.0	18.6	19.3	19.9

Table 15 (continued)
	2016	2017	2018	2019	2020	2021	2022
Labour Force (000s)	7,443	7,576	7,679	7,867	7,788	8,049	8,190
Annual Labour Force Growth (%)	0.8	1.8	1.4	2.4	(1.0)	3.3	1.8
Participation Rate (%)
Male	69.9	70.0	69.6	70.0	68.6	69.9	69.9
Female	60.6	60.7	60.5	60.8	59.1	60.7	61.2
Share of Labour Force (%)
Youth (15–24)	14.6	14.8	14.8	14.9	14.1	14.0	14.2
Older Workers (55+)	20.6	21.0	21.2	21.6	22.0	22.2	21.7

Source: Statistics Canada.

Ontario, Employment, 2009–2022	Table 16
	2009	2010	2011	2012	2013	2014	2015
Total Employment (000s)	6,445	6,547	6,658	6,703	6,807	6,840	6,887
Male	3,317	3,382	3,460	3,487	3,532	3,566	3,604
Female	3,128	3,166	3,198	3,216	3,275	3,274	3,283
Annual Employment Growth (%)	(2.4)	1.6	1.7	0.7	1.6	0.5	0.7
Net Job Creation (000s)	(156)	103	111	45	104	33	47
Public-sector Employment (000s)	1,218	1,239	1,267	1,257	1,278	1,260	1,276
Private-sector Employment (000s)	4,208	4,300	4,378	4,425	4,488	4,542	4,545
Self-employment (000s)	1,019	1,009	1,013	1,022	1,040	1,038	1,065
Manufacturing Employment
(% of total)	12.0	11.7	11.7	11.8	11.3	11.2	11.1
Services Employment
(% of total)	78.7	79.0	78.9	78.7	79.3	79.6	79.6
Part-time (% of total)	19.7	19.7	19.5	19.3	19.7	19.6	19.0
Average Hours Worked Per Week[1]	35.9	36.0	36.3	36.5	36.2	35.8	36.3

Table 16 (continued)
	2016	2017	2018	2019	2020	2021	2022
Total Employment (000s)	6,956	7,117	7,246	7,429	7,026	7,393	7,732
Male	3,642	3,730	3,809	3,902	3,717	3,892	4,060
Female	3,315	3,387	3,437	3,528	3,309	3,502	3,672
Annual Employment Growth (%)	1.0	2.3	1.8	2.5	(5.4)	5.2	4.6
Net Job Creation (000s)	69	161	129	183	(403)	367	338
Public-sector Employment (000s)	1,281	1,299	1,319	1,344	1,328	1,429	1,516
Private-sector Employment (000s)	4,613	4,742	4,810	4,937	4,600	4,876	5,127
Self-employment (000s)	1,062	1,077	1,117	1,149	1,098	1,088	1,089
Manufacturing Employment
(% of total)	11.3	11.2	11.0	10.4	10.4	10.5	10.2
Services Employment
(% of total)	79.3	79.5	79.6	80.2	79.9	80.2	80.0
Part-time (% of total)	19.1	19.3	18.8	18.7	17.4	17.6	17.6
Average Hours Worked Per Week[1]	36.3	35.9	36.3	35.8	35.9	36.2	36.1
[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2009–2022	Table 17
	2009	2010	2011	2012	2013	2014	2015
Total Unemployment (000s)	650	629	580	581	561	545	500
Unemployment Rate (%)	9.2	8.8	8.0	8.0	7.6	7.4	6.8
Male	10.4	9.4	8.3	8.3	8.0	7.6	7.1
Female	7.8	8.1	7.7	7.6	7.2	7.1	6.4
Greater Toronto Area (GTA)[1]	9.5	9.2	8.6	8.8	8.2	8.1	7.1
Northern Ontario	9.2	8.5	7.9	7.2	7.5	6.8	7.2
Youth (15–24)	17.1	16.9	15.5	16.7	15.4	15.2	14.3
Older Workers (55+)	6.6	6.6	6.2	5.9	5.8	5.6	5.0
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	18.2	24.5	23.6	21.7	23.0	22.5	19.8
Youth (15–24)	29.4	29.8	30.0	31.8	30.8	31.4	31.6
Older Workers (55+)	11.5	12.8	13.5	13.4	14.1	14.6	14.6
Average Duration (weeks)	18.1	21.8	21.9	21.8	21.9	21.9	20.1
Youth (15–24)	11.0	11.2	12.0	12.5	12.3	13.2	12.1
Older Workers (55+)	29.9	33.8	34.6	33.9	32.4	32.1	31.5

Table 17 (continued)
	2016	2017	2018	2019	2020	2021	2022
Total Unemployment (000s)	486	459	434	438	762	656	459
Unemployment Rate (%)	6.5	6.1	5.6	5.6	9.8	8.1	5.6
Male	6.8	6.3	5.6	5.7	9.6	8.1	5.5
Female	6.2	5.8	5.7	5.4	10.0	8.2	5.7
Greater Toronto Area (GTA)[1]	6.9	6.5	6.0	5.9	11.0	9.2	6.3
Northern Ontario	7.4	6.6	6.1	6.0	7.9	6.8	4.6
Youth (15–24)	13.4	11.7	11.7	11.7	22.1	15.9	11.5
Older Workers (55+)	5.0	4.7	4.2	4.3	7.3	7.4	4.6
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	19.7	19.3	16.3	15.1	15.0	28.2	18.2
Youth (15–24)	29.9	28.7	30.7	31.2	32.0	27.3	29.2
Older Workers (55+)	15.9	16.3	15.9	16.5	16.3	20.3	17.8
Average Duration (weeks)	19.9	19.1	17.2	16.0	15.4	23.0	19.7
Youth (15–24)	11.0	10.4	9.1	9.4	11.8	14.4	10.2
Older Workers (55+)	30.7	31.4	28.3	27.0	21.1	29.0	30.1
[1]	Based on Economic Region 530, which closely matches the GTA, the main exception being that it excludes the city of Burlington.

Source: Statistics Canada.

Ontario, Employment by Industry, 2013–2022	Table 18
	(Thousands)
	2013	2014	2015	2016	2017
Goods Producing Industries	1,410	1,394	1,407	1,440	1,458
Primary Industries	119	112	115	108	100
Manufacturing	770	763	765	784	798
Construction	470	469	477	496	512
Utilities	52	50	50	52	48
Services Producing Industries	5,397	5,446	5,480	5,516	5,660
Trade	1,035	1,064	1,057	1,056	1,109
Transportation and Warehousing	333	323	318	328	337
Finance, Insurance, Real Estate and Leasing	513	506	530	540	555
Professional, Scientific and Technical Services	544	557	575	582	616
Business, Building and Other Support	326	329	327	315	303
Educational Services	485	488	515	500	497
Health Care and Social Assistance	777	793	800	824	851
Information, Culture and Recreation	304	306	299	306	307
Accommodation and Food Services	435	447	445	441	448
Public Administration	365	361	345	350	360
Other Services	280	275	271	273	278
Total Employment	6,807	6,840	6,887	6,956	7,117

Table 18 (continued)	Ontario, Employment by Industry, 2013–2022
	(Thousands)
	2018	2019	2020	2021	2022
Goods Producing Industries	1,477	1,475	1,416	1,466	1,544
Primary Industries	103	109	103	101	108
Manufacturing	794	770	733	775	787
Construction	528	544	531	539	588
Utilities	52	51	49	51	60
Services Producing Industries	5,769	5,955	5,610	5,927	6,188
Trade	1,102	1,120	1,058	1,113	1,148
Transportation and Warehousing	370	392	347	366	378
Finance, Insurance, Real Estate and Leasing	572	604	602	634	676
Professional, Scientific and Technical Services	638	679	688	750	801
Business, Building and Other Support	316	309	284	276	284
Educational Services	519	535	512	549	561
Health Care and Social Assistance	849	891	853	899	934
Information, Culture and Recreation	306	305	271	299	317
Accommodation and Food Services	465	460	346	372	399
Public Administration	351	372	388	412	439
Other Services	282	290	261	258	253
Total Employment	7,246	7,429	7,026	7,393	7,732
Note: Industrial groupings based on North American Industry Classification System (NAICS). Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2013–2022					Table 19
	(Per Cent Change)
	2013	2014	2015	2016	2017
Goods Producing Industries	(1.0)	(1.2)	0.9	2.4	1.2
Primary Industries	(2.1)	(6.1)	3.1	(5.8)	(7.6)
Manufacturing	(2.4)	(0.8)	0.3	2.5	1.7
Construction	1.3	(0.4)	1.7	4.0	3.2
Utilities	1.2	(2.3)	(1.2)	3.6	(6.8)
Services Producing Industries	2.2	0.9	0.6	0.7	2.6
Trade	1.9	2.8	(0.6)	(0.1)	5.0
Transportation and Warehousing	6.7	(3.1)	(1.5)	3.3	2.5
Finance, Insurance, Real Estate and Leasing	2.9	(1.5)	4.8	2.0	2.6
Professional, Scientific and Technical Services	0.5	2.3	3.3	1.1	5.9
Business, Building and Other Support	8.5	0.9	(0.5)	(3.5)	(4.0)
Educational Services	4.0	0.7	5.4	(2.8)	(0.7)
Health Care and Social Assistance	2.3	2.1	0.9	3.0	3.3
Information, Culture and Recreation	(0.7)	0.6	(2.3)	2.6	0.3
Accommodation and Food Services	2.9	2.7	(0.4)	(0.9)	1.5
Public Administration	0.2	(1.2)	(4.4)	1.5	2.9
Other Services	(3.7)	(1.9)	(1.5)	0.9	1.9
Total Employment	1.6	0.5	0.7	1.0	2.3

Table 19 (continued)	Ontario, Growth in Employment by Industry, 2013–2022
	(Per Cent Change)
	2018	2019	2020	2021	2022
Goods Producing Industries	1.3	(0.1)	(4.0)	3.6	5.3
Primary Industries	2.6	6.0	(5.5)	(2.0)	7.4
Manufacturing	(0.5)	(3.0)	(4.9)	5.8	1.5
Construction	3.2	3.0	(2.4)	1.5	9.2
Utilities	8.5	(1.5)	(4.9)	5.1	16.7
Services Producing Industries	1.9	3.2	(5.8)	5.6	4.4
Trade	(0.6)	1.6	(5.5)	5.3	3.1
Transportation and Warehousing	10.0	5.9	(11.5)	5.3	3.5
Finance, Insurance, Real Estate and Leasing	3.0	5.7	(0.3)	5.3	6.5
Professional, Scientific and Technical Services	3.6	6.3	1.4	9.0	6.8
Business, Building and Other Support	4.3	(2.3)	(8.0)	(2.8)	3.0
Educational Services	4.4	3.1	(4.2)	7.2	2.2
Health Care and Social Assistance	(0.2)	4.9	(4.2)	5.4	3.8
Information, Culture and Recreation	(0.4)	(0.3)	(11.2)	10.2	6.1
Accommodation and Food Services	3.8	(1.0)	(24.7)	7.5	7.1
Public Administration	(2.5)	5.9	4.4	6.0	6.7
Other Services	1.6	2.7	(9.9)	(1.2)	(2.2)
Total Employment	1.8	2.5	(5.4)	5.2	4.6

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Labour Compensation, 2009–2022	Table 20
	2009	2010	2011	2012	2013	2014	2015
Average Weekly Earnings ($)[1]	848.77	881.36	893.40	906.10	920.09	938.50	963.37
Increase (%)	1.2	3.8	1.4	1.4	1.5	2.0	2.6
CPI Inflation (%)	0.4	2.5	3.1	1.4	1.0	2.4	1.2
AWE Increase Less CPI Inflation (%)	0.9	1.4	(1.7)	0.0	0.6	(0.4)	1.5
AWE – Manufacturing ($)	950.13	999.23	1,006.42	1,036.99	1,050.59	1,071.73	1,107.09
Increase (%)	(5.0)	5.2	0.7	3.0	1.3	2.0	3.3
Increase Less CPI Inflation (%)	(5.3)	2.7	(2.4)	1.6	0.3	(0.3)	2.1
Wage Settlement Increases (%)[2]
All Sectors	2.2	2.0	1.7	1.3	1.0	1.5	1.0
Public	2.4	1.9	1.6	1.4	0.5	1.4	0.8
Private	1.2	2.0	1.9	1.2	2.3	1.9	1.6
Person Days Lost Due to Strikes and Lockouts (000s)	1,550	705	352	201	288	132	337
Minimum Wage at Year-end ($/hour)	9.50	10.25	10.25	10.25	10.25	11.00	11.25

Table 20 (continued)
	2016	2017	2018	2019	2020	2021	2022
Average Weekly Earnings ($)[1]	974.41	993.23	1,022.00	1,049.72	1,126.30	1,166.72	1,194.21
Increase (%)	1.1	1.9	2.9	2.7	7.3	3.6	2.4
CPI Inflation (%)	1.8	1.7	2.4	1.9	0.7	3.5	6.8
AWE Increase Less CPI Inflation (%)	(0.7)	0.2	0.5	0.9	6.6	0.1	(4.4)
AWE – Manufacturing ($)	1,119.28	1,125.79	1,121.57	1,162.46	1,182.69	1,204.55	1,285.84
Increase (%)	1.1	0.6	(0.4)	3.6	1.7	1.8	6.7
Increase Less CPI Inflation (%)	(0.7)	(1.1)	(2.7)	1.8	1.1	(1.6)	0.0
Wage Settlement Increases (%)[2]
All Sectors	1.6	1.9	1.7	1.9	1.4	1.2	2.8
Public	1.4	1.9	1.7	1.5	1.3	1.0	2.2
Private	1.9	2.0	1.9	2.2	1.7	2.0	4.0
Person Days Lost Due to Strikes and Lockouts (000s)	245	418	303	355	849	246	999
Minimum Wage at Year-end ($/hour)	11.40	11.60	14.00	14.00	14.25	14.35	15.50
[1]	Average Weekly Earnings (AWE) includes overtime.
[2]

Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour, Immigration, Training and Skills Development.

Sources: Statistics Canada, Ontario Ministry of Labour, Immigration, Training and Skills Development and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions, 2013–2022	Table 21
	(Thousands)
	2013	2014	2015	2016	2017
Ontario	6,807	6,840	6,887	6,956	7,117
Region: [1]
East	897	901	886	903	907
Ottawa (510)	684	693	686	692	698
Kingston-Pembroke (515)	214	208	200	211	209
Greater Toronto Area (530)[2]	3,230	3,222	3,282	3,321	3,393
Central	1,553	1,584	1,595	1,599	1,670
Muskoka-Kawarthas (520)	168	185	167	169	184
Kitchener-Waterloo-Barrie (540)	692	699	712	711	737
Hamilton-Niagara Peninsula (550)	693	700	716	719	750
Southwest	770	776	776	785	794
London (560)	322	322	329	331	334
Windsor-Sarnia (570)	296	302	299	305	307
Stratford-Bruce Peninsula (580)	151	152	148	148	153
North	358	358	349	350	354
Northeast (590)	255	257	250	248	249
Northwest (595)	103	101	99	101	105
Table 21 (continued)	(Thousands)
	2018	2019	2020	2021	2022
Ontario	7,246	7,429	7,026	7,393	7,732
Region: [1]
East	922	968	910	954	1,000
Ottawa (510)	716	749	707	737	766
Kingston-Pembroke (515)	206	219	203	217	235
Greater Toronto Area (530)[2]	3,472	3,576	3,388	3,569	3,729
Central	1,676	1,709	1,615	1,693	1,780
Muskoka-Kawarthas (520)	181	176	173	178	187
Kitchener-Waterloo-Barrie (540)	741	767	733	766	806
Hamilton-Niagara Peninsula (550)	754	766	709	749	787
Southwest	817	817	771	833	865
London (560)	343	344	343	371	390
Windsor-Sarnia (570)	313	312	273	303	312
Stratford-Bruce Peninsula (580)	162	162	156	160	162
North	359	359	343	345	358
Northeast (590)	253	255	248	246	258
Northwest (595)	106	104	95	99	100
[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the City of Burlington.

Note: All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2022	Table 22
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,732	71	37	787
Region:
East	1,000	10	2	58
Ottawa (510)	766	7	2	36
Kingston-Pembroke (515)	235	3	—	22
Greater Toronto Area (530)	3,729	10	5	334
Central	1,780	20	2	240
Muskoka-Kawarthas (520)	187	—	—	17
Kitchener-Waterloo-Barrie (540)	806	10	2	129
Hamilton-Niagara Peninsula (550)	787	9	—	95
Southwest	865	28	—	133
London (560)	390	9	—	53
Windsor-Sarnia (570)	312	7	—	56
Stratford-Bruce Peninsula (580)	162	11	—	24
North	358	2	22	23
Northeast (590)	258	2	18	18
Northwest (595)	100	—	4	5
Table 22 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	588	716	1,760	317
Region:
East	74	64	186	33
Ottawa (510)	52	47	154	27
Kingston-Pembroke (515)	22	18	32	7
Greater Toronto Area (530)	243	378	1,085	178
Central	160	157	319	69
Muskoka-Kawarthas (520)	23	14	27	7
Kitchener-Waterloo-Barrie (540)	73	70	147	30
Hamilton-Niagara Peninsula (550)	64	74	145	32
Southwest	82	83	131	26
London (560)	34	36	68	12
Windsor-Sarnia (570)	25	28	41	10
Stratford-Bruce Peninsula (580)	22	19	22	5
North	29	33	40	12
Northeast (590)	21	23	30	9
Northwest (595)	8	10	10	3

Table 22 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education	Health & Soc. Assistance	Public Administration
Ontario	870	651	561	934	439
Region:
East	114	87	76	131	166
Ottawa (510)	85	63	53	92	149
Kingston-Pembroke (515)	28	24	23	39	17
Greater Toronto Area (530)	414	290	249	401	142
Central	206	168	145	217	75
Muskoka-Kawarthas (520)	22	19	15	31	12
Kitchener-Waterloo-Barrie (540)	92	69	70	84	31
Hamilton-Niagara Peninsula (550)	93	80	60	102	33
Southwest	94	76	63	120	27
London (560)	43	35	33	54	13
Windsor-Sarnia (570)	35	30	22	46	12
Stratford-Bruce Peninsula (580)	17	10	8	20	3
North	43	32	29	65	28
Northeast (590)	30	23	21	43	21
Northwest (595)	12	8	8	22	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed to meet the confidentiality requirements of the Statistics Act.

See standard deviation and GTA note for Table 21.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Quarrying, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Business, Building and Other Support Services; and Professional, Scientific and Technical Services.
[4]

Includes Information and Cultural Industries and Arts, Entertainment and Recreation (such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation).

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 23
East
Ottawa (510)	The United Counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The Counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The Counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The Counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The Divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the City of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the Regional Municipalities of Durham, York, Peel and Halton (excluding the City of Burlington)

Southwest

London (560)	The Counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The Counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The Counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The Districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The Districts of Thunder Bay, Rainy River and Kenora
[1] As defined by Statistics Canada, Standard Geographical Classification SGC 2016. [2] Economic Region 530 closely matches the GTA, the main exception being that it excludes the City of Burlington.